EXECUTION COPY

                                  $150,000,000

                            LETTER OF CREDIT FACILITY
                           AND REIMBURSEMENT AGREEMENT

                                      AMONG

         XL CAPITAL LTD, X.L. AMERICA, INC., XL INSURANCE (BERMUDA) LTD,
                          XL EUROPE LTD and XL RE LTD,
                       as Account Parties and Guarantors,

                   THE BANKS PARTIES HERETO FROM TIME TO TIME

                                       AND

                               MELLON BANK, N.A.,
                    as Issuing Bank, as Agent and as Arranger

                                   DATED AS OF

                                December 31, 2001

                                TABLE OF CONTENTS

SECTION                               TITLE                                 PAGE

ARTICLE I    DEFINITIONS; CONSTRUCTION ......................................  1
                                                                               1
     1.01    Certain Definitions ............................................  1
     1.02    Construction ................................................... 13
     1.03    Accounting Principles .......................................... 13

ARTICLE II   THE LETTER OF CREDIT FACILITY .................................. 14

     2.01    Syndicated Letters of Credit ................................... 14
     2.02    Procedure for Issuance and Amendment of Syndicated Letters
             of Credit ...................................................... 14
     2.03    Reimbursement of LC Disbursements in Respect of Syndicated
             Letters of Credit, Etc ......................................... 16
     2.04    Participated Letters of Credit ................................. 18
     2.05    Procedure for Issuance and Amendment of Participated Letters
             of Credit ...................................................... 19
     2.06    Letter of Credit Participating Interests ....................... 20
     2.07    Participated Letter of Credit Drawings and Reimbursements ...... 21
     2.08    Equalization ................................................... 22
     2.09    Obligations Absolute ........................................... 22
     2.10    Certain Provisions Relating to the Issuing Bank ................ 23
     2.11    Fees ........................................................... 25
     2.12    Reduction of the Committed Amounts ............................. 25
     2.13    Purpose of Letters of Credit ................................... 26
     2.14    Further Assurances ............................................. 26
     2.15    Letter of Credit Applications .................................. 26
     2.16    Payments Generally; Interest and Interest on
             Overdue Amounts................................................. 26
     2.17    Additional Compensation in Certain Circumstances ............... 27
     2.18    Taxes .......................................................... 28
     2.19    Extensions of Expiration Date .................................. 30
     2.20    Tranches ....................................................... 30
     2.21    Benchmark Credit Rating ........................................ 33


ARTICLE III  REPRESENTATIONS AND WARRANTIES ................................. 33

     3.01    Organization; Powers ........................................... 33
     3.02    Authorization; Enforceability .................................. 34
     3.03    Governmental Approvals; No Conflicts ........................... 34
     3.04    Financial Condition; No Material Adverse Change ................ 34
     3.05    Properties ..................................................... 34
     3.06    Litigation and Environmental Matters ........................... 35
     3.07    Compliance with Laws and Agreements ............................ 35
     3.08    Investment and Holding Company Status .......................... 35
     3.09    Taxes .......................................................... 35

     3.10    ERISA .......................................................... 35
     3.11    Disclosure ..................................................... 36
     3.12    Use of Credit .................................................. 36
     3.13    Subsidiaries ................................................... 36
     3.14    Withholding Taxes .............................................. 36
     3.15    Stamp Taxes .................................................... 36
     3.16    Legal Form ..................................................... 36

ARTICLE IV   CONDITIONS ..................................................... 37

     4.01    Effectiveness .................................................. 37
     4.02    Issuance of Letters of Credit .................................. 38

ARTICLE V    AFFIRMATIVE COVENANTS .......................................... 38

     5.01    Financial Statements and Other Information ..................... 39
     5.02    Notices of Material Events ..................................... 40
     5.03    Preservation of Existence and Franchises ....................... 40
     5.04    Insurance ...................................................... 41
     5.05    Maintenance of Properties ...................................... 41
     5.06    Payment of Taxes and Other Potential Charges and Priority
             Claims; Payment of Other Current Liabilities ................... 41
     5.07    Financial Accounting Practices ................................. 41
     5.08    Compliance with Applicable Laws ................................ 41
     5.09    Use of Letters of Credit ....................................... 42
     5.10    Continuation of and Change Business ............................ 42
     5.11    Visitation ..................................................... 42

ARTICLE VI   NEGATIVE COVENANTS ............................................. 42

     6.01    Mergers ........................................................ 42
     6.02    Dispositions ................................................... 42
     6.03    Liens .......................................................... 43
     6.04    Transactions with Affiliates ................................... 44
     6.05    Ratio of Total Funded Debt to Total Capitalization ............. 44
     6.06    Consolidated Net Worth ......................................... 44
     6.07    Indebtedness ................................................... 45
     6.08    Claims-Paying Ratings .......................................... 45
     6.09    Private Act .................................................... 45

ARTICLE VII  EVENTS OF DEFAULT .............................................. 45

     7.01    Events of Default .............................................. 45

ARTICLE VIII THE AGENT ...................................................... 47

     8.01    Appointment .................................................... 47
     8.02    General Nature of Agent's Duties ............................... 48
     8.03    Exercise of Powers ............................................. 49

     8.04    General Exculpatory Provisions ................................. 49
     8.05    Administration by the Agent .................................... 50
     8.06    Bank Not Relying on Agent or Other Banks ....................... 50
     8.07    Indemnification ................................................ 51
     8.08    Agent in its Individual Capacity ............................... 51
     8.09    Successor Agent ................................................ 51
     8.10    Additional Agents .............................................. 52
     8.11    Calculations ................................................... 52
     8.12    Agent's Fee .................................................... 52

ARTICLE IX   MISCELLANEOUS .................................................. 52

     9.01    No Implied Waiver, etc ......................................... 52
     9.02    Set-Off ........................................................ 53
     9.03    Survival of Provisions ......................................... 53
     9.04    Expenses and Fees; Indemnity ................................... 53
     9.05    Severability ................................................... 54
     9.06    Holidays ....................................................... 54
     9.07    Notices, etc ................................................... 54
     9.08    Forum Selection and Consent to Jurisdiction .................... 55
     9.09    Waiver of Jury Trial ........................................... 55
     9.10    Governing Law .................................................. 55
     9.11    Validity and Enforceability .................................... 55
     9.12    Counterparts ................................................... 55
     9.13    Successors and Assigns; Participations; Assignments ............ 56
     9.14    Amendments and Waivers ......................................... 58
     9.15    Judgment Currency .............................................. 59
     9.16    Records ........................................................ 59
     9.17    Confidentiality ................................................ 60
     9.18    Sharing of Collections ......................................... 60

ARTICLE X    GUARANTEE ...................................................... 60

     10.01   The Guarantee .................................................. 60
     10.02   Obligations Unconditional ...................................... 61
     10.03   Reinstatement .................................................. 62
     10.04   Remedies ....................................................... 62
     10.05   Continuing Guarantee ........................................... 62
     10.06   No Restrictions ................................................ 62

Exhibit A         Form of Continuing Letter of Credit Agreement
Exhibit B         Form of Transfer Supplement
Exhibit C         Contents of Opinions of Counsel
Exhibit D         Form of Letter of Credit Application
Exhibit E         Form of Account Party Accession Instrument

Schedule 2.01(b)  Form of Evergreen Provision
Schedule 3.06     Litigation and Environmental Matters
Schedule 3.13     Subsidiaries
Schedule 6.03     Liens
Schedule 6.07     Indebtedness

        LETTER OF CREDIT FACILITY AND REIMBURSEMENT AGREEMENT, dated as of December 31, 2001, by and among XL CAPITAL LTD, a company organized under the laws of the Cayman Islands, British West Indies ("XL Capital"), X.L. AMERICA, INC., a Delaware corporation ("XL America"), XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company ("XL Insurance"), XL EUROPE LTD, a company incorporated under the laws of Ireland ("XL Europe") and XL RE LTD, a Bermuda limited liability company ("XL Re"), as Account Parties and Guarantors; the Banks (as defined further below) parties hereto from time to time; and MELLON BANK, N.A., a national banking association, as Issuing Bank, as Agent for the Banks hereunder and as Arranger.

                              PRELIMINARY STATEMENT

        WHEREAS, the Banks have agreed to make available to the Account Parties a letter of credit facility in an aggregate face amount not exceeding $150,000,000 at any one time outstanding, upon all of the terms and conditions herein set forth;

        NOW, THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the Account Parties and Guarantors, the Issuing Bank and each Bank agree as follows.

                                    ARTICLE I

                            DEFINITIONS: CONSTRUCTION


        1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

        "ACCOUNT PARTIES" shall mean XL Capital, XL America, XL Insurance, XL Europe, XL Re and any Other Account Parties, together with their respective successors as permitted by this Agreement, and "ACCOUNT PARTY" shall mean any one of them.

        "ACCOUNT PARTY ACCESSION INSTRUMENT" shall mean an Account Party Accession Instrument in the form attached hereto as EXHIBIT E, as amended, modified or supplemented from time to time.

        "AFFILIATE" shall mean, with respect to any Person, an entity which is directly or indirectly controlled by such Person or which controls such Person or which is under common control with such Person.

        "AGGREGATE LETTER OF CREDIT UNDRAWN AVAILABILITY" at any time shall mean the aggregate amount of the Letter of Credit Undrawn Availability for all Letters of Credit at such time.

        "AGGREGATE LETTER OF CREDIT UNREIMBURSED DRAWS" at any time shall mean the aggregate amount of Letter of Credit Unreimbursed Draws for all Letters of Credit at such time.

        "AGREEMENT" shall mean this Letter of Credit Facility and Reimbursement Agreement as amended, modified or supplemented from time to time.

        "APPLICABLE INTEREST RATE" as used herein shall mean the Prime Rate plus 2%.

        "ASSETS" at any time shall mean the assets of any Credit Party, as the context requires, at such time, determined in accordance with GAAP or SAP, as appropriate.

        "BANK PARTIES" shall mean the Banks, the Issuing Bank, the Arranger and the Agent.

        "BANKS" shall mean the parties (other than the Credit Parties but including the Issuing Bank) listed on the signature pages hereof, subject to the provisions of Section 9.13 hereof pertaining to Persons becoming or ceasing to be Banks, and "BANK" shall mean any of them.

        "BERMUDA COMPANIES LAW" shall mean the Companies Act of 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

        "BERMUDA INSURANCE LAW " shall mean the Insurance Act of 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

        "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, of Bermuda, of the Cayman Islands or of Ireland, or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania, Bermuda, the Cayman Islands or Dublin, Ireland.

        "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

        "CHANGE IN CONTROL" shall mean the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the Securities and Exchange Commission) of more than 40% of the voting securities of XL Capital; (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of XL Capital; or (c) a majority of the members of XL Capital's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated for election by its shareholders.

        "CLOSING DATE" shall mean December 31, 2001 or such later date as the parties may agree.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMITMENT BANKS" shall have the meaning assigned to that term in
Section 2.20 hereof.

        "COMMITMENT FEE" shall have the meaning assigned to that term in Section 2.11(c) hereof.

        "CONSOLIDATED NET WORTH" means, at any time, the consolidated stockholders' equity of XL Capital and its Subsidiaries.

        "CONSOLIDATED SUBSIDIARIES" of a Person shall mean those Subsidiaries of such Person the accounts of which are consolidated with the accounts of such Person in accordance with GAAP.

        "CONTINUING LETTER OF CREDIT AGREEMENTS" shall mean the letter of credit agreements executed and delivered by the Account Parties, each substantially in the form of EXHIBIT A hereto, and "CONTINUING LETTER OF CREDIT AGREEMENT" shall mean one of them.

        "CONVERSION TO TRANCHE SYSTEM" shall have the meaning assigned to that term in Section 2.20 hereof.

        "CREDIT PARTIES" means the Account Parties and the Guarantors, and "CREDIT PARTY" means any of them.

        "CREDIT PARTY JURISDICTION" means (a) Bermuda, (b) the Cayman Islands,
(c) the Republic of Ireland and (d) any other country (i) where any Credit Party is licensed or qualified to do business or (ii) from or through which payments hereunder are made by any Credit Party.

        "CURRENT EXPIRATION DATE" shall have the meaning assigned to that term in Section 2.19 hereof.

        "CUSTODIAN" shall mean Mellon Bank, N.A., or any successor, in its capacity as Custodian pursuant to the Master Custody Agreement, dated June 30, 1998, among XL Capital Ltd (f/k/a/ EXEL Limited), the Principals named therein and Mellon Bank, N.A., as custodian, as it may be amended, restated or otherwise modified from time to time, or any successor custodian appointed in accordance with Section 6.11 of the Pledge Agreement.

        "CUSTODIAN'S ACKNOWLEDGEMENT" shall mean the Control and Consent Acknowledgement and Agreement Concerning Designated Accounts, dated as of January 24, 2002, among XL Investments, XL Re, XL Europe, Mellon Bank, N.A., in its capacity as Agent, and Mellon Bank, N.A., in its capacity as securities intermediary.

        "DESIGNATED ACCOUNTS" shall have the meaning given that term in the Pledge Agreement.

        "DOLLAR," "DOLLARS" and the symbol $ shall mean lawful money of the United States of America.

        "DOLLAR EQUIVALENT" of an amount of a currency other than Dollars shall mean the amount of Dollars which such amount of such currency could purchase at 11:00 o'clock a.m., Pittsburgh time on the date of determination, based upon the quoted spot rates of the Agent at which its applicable branch or office offers to exchange Dollars for such currency in the foreign exchange market and "DOLLAR EQUIVALENT" of an amount denominated in Dollars shall mean such amount of Dollars.

        "DOLLAR EQUIVALENT AMOUNT" of any Qualifying Security shall mean (i) with respect to any Qualifying Security denominated in a currency other than Dollars, the Dollar Equivalent of the market value of such Qualifying Security as most recently determined at the time in question in accordance with the Pledge Agreement and (ii) with respect to a Qualifying Security denominated in Dollars, the market value of such Qualifying Security as most recently determined at the time in question in accordance with the Pledge Agreement.

        "EFFECTIVE DATE" shall mean December 31, 2001.

        "ENVIRONMENTAL LAWS" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

        "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of an Account Party or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

        "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of such Credit Party's ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan;

or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

        "EVENT OF DEFAULT" shall mean any of the Events of Default described in
Article VII hereof.

        "EXPIRATION DATE" shall mean the Business Day immediately preceding the first anniversary of the Closing Date, as the same may be extended in accordance with Section 2.19 hereof.

        "EXTENSION REQUEST" shall have the meaning set forth in Section 2.19 hereof.

        "FINANCIAL OFFICER" means, with respect to any Credit Party, a principal financial officer of such Credit Party.

        "GAAP" shall have the meaning set forth in Section 1.03 hereof.

        "GICS" shall mean guaranteed investment contracts.

        "GOVERNMENTAL AUTHORITY" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "GUARANTEE" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

        "GUARANTEED OBLIGATIONS" shall have the meaning assigned to that term in
Section 10.01 hereof.

        "GUARANTORS" shall mean XL Capital, XL America, XL Insurance, XL Europe and XL Re, and "GUARANTOR" shall mean any one of them.

        "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

        "INDEBTEDNESS" means, for any Person, without duplication (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts (in each case other than in connection with the provision of financing to such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness): (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person.

        "INSURANCE SUBSIDIARY" means any, present or future, direct or indirect Subsidiary of any Account Party that offers insurance products, including but not limited to certain of the Account Parties.

        "ISSUING BANK" means Mellon Bank, N.A., in its capacity as Issuing Bank hereunder.

        "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

        "LC DISBURSEMENT" means (a) with respect to any Participated Letter of Credit, a payment made by the Issuing Bank pursuant thereto and (b) with respect to any Syndicated Letter of Credit, a payment made by a Bank pursuant thereto.

        "LETTERS OF CREDIT" shall mean all Participated Letters of Credit and Syndicated Letters of Credit issued for the account of one or more of the Account Parties pursuant to this Agreement, each as amended, modified or supplemented from time to time, and "LETTER OF CREDIT" shall mean any of them, whether a Participated Letter of Credit or a Syndicated Letter of Credit.

        "LETTER OF CREDIT APPLICATION" shall have the meaning given that term in
Section 2.02(a)(ii) hereof.

        "LETTER OF CREDIT COMMITMENTS" of a Bank shall mean its Syndicated Letter of Credit Commitment and its Participated Letter of Credit Participating Interest Commitment.

        "LETTER OF CREDIT EXPOSURE" at any time shall mean the sum at such time of (a) the Aggregate Letter of Credit Unreimbursed Draws (determined as a Dollar Equivalent), (b) the Aggregate Letter of Credit Undrawn Availability and (c) the aggregate Stated Amount (determined as a Dollar Equivalent) of Letters of Credit which have been requested by an Account Party to be issued hereunder but are not yet so issued.

        "LETTER OF CREDIT FEE" shall have the meaning given that term in Section 2.11(a) hereof.

        "LETTER OF CREDIT COMMITTED AMOUNT" of a Bank at any time shall be equal to the amount set forth as its "INITIAL LETTER OF CREDIT COMMITTED AMOUNT" below its name on the signature pages hereof, as such amount may have been reduced under Section 2.12 hereof at such time, and subject to transfer to or from another Bank as provided in Section 9.13 hereof.

        "LETTER OF CREDIT COMMITMENT PERCENTAGE" for each Bank shall mean a fraction, expressed as percentage, the numerator of which is such Bank's Letter of Credit Committed Amount and the denominator of which is the aggregate Letter of Credit Committed Amounts of all of the Banks.

        "LETTER OF CREDIT INTERESTS" of a Bank shall mean its Participated Letter of Credit Participating Interest and its Syndicated Letter of Credit Interest.

        "LETTER OF CREDIT REIMBURSEMENT OBLIGATION" means (a) with respect to any Participated Letter of Credit, the obligation of the applicable Account Party to reimburse the Issuing Bank for LC Disbursements on such Participated Letter of Credit, together with interest thereon, and (b) with respect to a Syndicated Letter of Credit, the obligation of the applicable Account Party to reimburse each Bank for LC Disbursements made by such Bank on such Syndicated Letter of Credit, together with interest thereon, and "LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS" shall mean all such obligations with respect to all Letters of Credit.

        "LETTER OF CREDIT UNDRAWN AVAILABILITY" with respect to a Letter of Credit at any time shall mean the maximum amount (determined as a Dollar Equivalent) available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing (including, without limitation, the amount of drafts presented but not yet paid).

        "LETTER OF CREDIT UNREIMBURSED DRAW" with respect to a Letter of Credit at any time shall mean the amount at such time of LC Disbursements made under such Letter of Credit, to the extent not repaid by the applicable Account Party.

        "LEVEL ONE DAY" shall mean each day during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities and Twenty Percent Risk-Capital Securities included in the Required Qualifying Securities is 100% of the market value (determined as a Dollar Equivalent Amount) of the Required Qualifying Securities.

        "LEVEL TWO DAY" shall mean each day (which is not a Level One Day) during the period from (but not including) a Valuation Date to and including the next succeeding Valuation Date if on the Valuation Date which is the last day of such period the market value (determined as a Dollar Equivalent Amount) of Zero Percent Risk-Capital Securities and Twenty Percent Risk-Capital Securities included in the Required Qualifying Securities is at least 50% of the market value (determined as a Dollar Equivalent Amount) of the Required Qualifying Securities.

        "LEVEL THREE DAY" shall mean each day which is not a Level One Day or a Level Two Day.

        "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

        "LISTED CORPORATE BONDS" means corporate bonds having a rating by Moody's of at least Baa1 or by Standard & Poor's of at least BBB+ listed on a national securities exchange in the United States.

        "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the assets, business, financial condition or operations of a Credit Party and its Subsidiaries taken as a whole or (b) the ability of a Credit Party or a Pledgor to perform any of its payment or other obligations under this Agreement or the Pledge Agreement.

        "MOODY'S" shall mean Moody's Investors Service (or its successor).

        "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "NONEXTENDING BANK" shall have the meaning assigned to that term in
Section 2.19 hereof.

        "NON-U.S. BENEFIT PLAN" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Credit Party or any of their Subsidiaries, with respect to which such Credit Party or such Subsidiary has an obligation to contribute, for the benefit of employees of such Credit Party or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

        "OBLIGATIONS" shall mean, collectively, the Letter of Credit Reimbursement Obligations and the obligations of each and every Account Party to pay all fees, indemnities and all other liabilities of such Account Party arising pursuant to the terms of this Agreement or the other Transaction Documents.

        "OFFICE," when used in connection with the Agent, shall mean its office located at One Mellon Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Account Parties and the Banks.

        "OTHER ACCOUNT PARTIES" means each Wholly-Owned Subsidiary of XL Capital which has become a party to this Agreement by the execution and delivery by such Wholly-Owned Subsidiary and XL Capital to the Agent of an Account Party Accession Instrument and the other documentation referred to in such Account Party Accession Instrument.

        "PARTICIPATED LETTER OF CREDIT PARTICIPATING INTEREST" shall have the meaning given that term in Section 2.06(a) hereof.

        "PARTICIPATED LETTER OF CREDIT PARTICIPATING INTEREST COMMITMENT" shall have the meaning given that term in Section 2.06(a) hereof.

        "PARTICIPATED LETTERS OF CREDIT" means letters of credit issued under
Section 2.04, and "PARTICIPATED LETTER OF CREDIT" shall mean any of them.

        "PERMITTED LIENS" shall mean the Liens described in paragraphs (a) through (j) of Section 6.03.

        "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

        "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Account Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated as of January 24, 2002, made by XL Investments, XL Europe and XL Re in favor of the Agent, as amended or modified from time to time.

        "PLEDGED SECURITIES AVAILABLE AMOUNT" at any time shall mean the amount which is equal to the sum of (i) the value of Qualifying Securities described in clauses (i) and (ii) of the definition of Qualifying Securities (determined as a Dollar Equivalent Amount at such time) divided by 111% and (ii) the value of Qualifying Securities described in clause (iii) of the definition of Qualifying Securities (determined as a Dollar Equivalent Amount at such time) divided by 125%.

        "PLEDGORS" shall mean XL Investments, XL Europe and XL Re, and "PLEDGOR" shall mean any one of them.

        "POTENTIAL DEFAULT" shall mean any event or condition referenced in
Article VII hereof which with notice, passage of time or both would constitute an Event of Default.

        "PRIME RATE" shall mean the interest rate per annum announced from time to time by the Agent as its prime rate, such rate to change automatically effective as of the effectiveness of each announced change in such prime rate (it being understood that such Prime Rate may be greater or less than other interest rates charged by the Agent to other borrowers and is not solely based or dependent upon the interest rate which the Agent may charge any particular borrower or class of borrower).

        "PRIVATE ACT" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to a Credit Party, in whole or in part.

        "PRO RATA" shall have the meaning assigned to that term in Section 2.20 hereof.

        "PURCHASING BANK" shall have the meaning assigned to that term in
Section 9.13(c) hereof.

        "QUALIFYING SECURITIES" shall mean securities in a Designated Account which are not subject to any security interest or lien in favor of any Person other than the security interest of the Agent under the Pledge Agreement and the Custodian's Acknowledgment (as defined in the Pledge Agreement) and which consist of: (i) direct claims (including securities, loans and leases) on, and the portions of claims that are directly and unconditionally guaranteed by, any U.S. Government Agency, as such terms are used in Appendix A, Section III(C), Category I to Regulation H, as promulgated by the Board of Governors of the Federal Reserve System, which have a zero percent risk capital weighting under such Regulation H, as amended from time to time; (ii) claims on, and the portions of claims that are guaranteed by, U. S. Government-sponsored agencies and claims on, and the portions of claims guaranteed by, certain multilateral lending institutions in which the U. S. Government is a shareholder or contributing member or shares of money market mutual funds investing solely in U.S. Government Securities, as such terms are used in Appendix A, Section III(C), Category II to such Regulation H, which have a twenty percent or lower risk capital weighting under such Regulation H, as amended from time to time; and (iii) Listed Corporate Bonds.

        "REGISTER" shall have the meaning given that term in Section 9.13(d) hereof.

        "REGULAR PAYMENT DATE" shall mean the last day of each March, June, September and December after the date hereof, or, if such last day is not a Business Day, the next succeeding Business Day.

        "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "REPLACEMENT BANK" shall have the meaning assigned to that term in
Section 2.19 hereof.

        "REQUIRED BANKS" shall mean at any time Banks which have at least 51% of the aggregate Letter of Credit Interests outstanding at such time. "REQUIRED COMMITMENT BANKS" shall have the meaning assigned to that term in Section 2.20 hereof.

        "REQUIRED QUALIFYING SECURITIES" shall mean at any time Qualifying Securities the market value of which (expressed as a Dollar Equivalent Amount) when divided by 111%, with respect to Qualifying Securities described in clauses
(i) and (ii) of the definition of Qualifying Securities, and when divided by 125%, with respect to Qualifying Securities described in clause (iii) of such definition, is equal to, but not greater than, the sum of the Aggregate Letter of Credit Unreimbursed Draws at such time and the Aggregate Letter of Credit Undrawn Availability at such time; provided that there shall not at any time be included in Required Qualifying Securities (a) any Listed Corporate Bonds of any single issuer to the extent the inclusion of such securities would cause the market value (expressed as a Dollar Equivalent Amount) of all Listed Corporate Bonds of such issuer which are included in Required Qualifying Securities to exceed 10% of the sum of the Aggregate Letter of Credit Unreimbursed Draws at such time and the Aggregate Letter of Credit Undrawn Availability at such time or (b) any Listed Corporate Bonds to the extent the inclusion of such securities would cause the market value (expressed as a Dollar Equivalent Amount) of all Listed Corporate Bonds which are included in Required Qualifying Securities to exceed 75% of the Aggregate Letter of Credit Unreimbursed Draws at such time and the Aggregate Letter of Credit Undrawn Availability at such time.

        "SAP" shall mean, as to each Credit Party and each Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Credit Party's or such Insurance Subsidiary's domicile for the preparation of Annual Statements and other Event of Default reports by insurance corporations of the same type as such Credit Party or such Insurance Subsidiary in effect on the date such statements or reports are to be prepared.

        "SEC" means the Securities and Exchange Commission or any successor entity.

        "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services (or its successor).

        "STANDARD NOTICE" shall mean an irrevocable notice provided to the Agent at no later than 10:00 o'clock a.m., Pittsburgh time, on a Business Day. Standard Notice shall be in writing (including facsimile or cable communication) or by telephone (to be subsequently confirmed in writing) in any such case, effective upon receipt by the Agent.

        "STATED AMOUNT" shall mean, with respect to a Letter of Credit, the maximum face or stated amount of such Letter of Credit, irrespective of whether such maximum amount is available for drawing at the time in question.

        "SUBSIDIARY" means, with respect to any Person (the "PARENT"), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of an Account Party.

        "SYNDICATED LETTER OF CREDIT INTEREST" of a Bank means its interest in the Syndicated Letters of Credit issued hereunder and the related Reimbursement Obligations.

        "SYNDICATED LETTERS OF CREDIT" means letters of credit issued under
Section 2.01.

        "SYNDICATED LETTER OF CREDIT COMMITMENT" has the meaning assigned to such term in Section 2.01(a).

        "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

        "TOTAL FUNDED DEBT" means, at any time, all Indebtedness of XL Capital and its Subsidiaries which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of XL Capital in accordance with GAAP.

        "TRANCHE 1 BANK", "TRANCHE 1 LETTER OF CREDIT", "TRANCHE 1 LETTER OF CREDIT COMMITMENT PERCENTAGE", "TRANCHE 2 BANK", "TRANCHE 2 LETTER OF CREDIT", "TRANCHE 2 LETTER OF CREDIT COMMITMENT PERCENTAGE", "TRANCHE 2 LETTER OF CREDIT COMMITMENT", "TRANCHE 2 LETTER OF CREDIT COMMITTED AMOUNT", "TRANCHE 2 LETTER OF CREDIT COMMITMENT PERCENTAGE", "TRANCHE 3 LETTER OF CREDIT", "TRANCHE 4 LETTER OF CREDIT" and "TRANCHE X" shall have the respective meanings assigned to those terms in Section 2.20 hereof.

        "TRANSACTIONS" means the execution, delivery and performance by the Credit Parties of this Agreement, the execution, delivery and performance by the Credit Parties and the Pledgors of the other Transaction Documents to which any Credit Party or Pledgor is intended to be a party and the issuance of Letters of Credit hereunder.

        "TRANSACTION DOCUMENT" OR "TRANSACTION DOCUMENTS" shall mean this Agreement, the Pledge Agreement, each Letter of Credit and any other documents or instruments executed and delivered in connection herewith or therewith.

        "TRANSFER SUPPLEMENT" shall have the meaning given that term in Section 9.13(c)(iv) hereof.

        "TWENTY PERCENT RISK-CAPITAL SECURITIES" means Qualifying Securities which have a 20% risk-capital weighting for bank regulatory capital purposes.

        "VALUATION DATE" shall mean the last Business Day of each month.

        "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        "XL AMERICA" has the meaning set forth in the preamble hereof.

        "XL CAPITAL" has the meaning set forth in the preamble hereof.

        "XL EUROPE" has the meaning set forth in the preamble hereof.

        "XL INSURANCE" has the meaning set forth in the preamble hereof.

        "XL INVESTMENTS" means XL Investments Ltd, a Bermuda limited liability company.

        "XL RE" has the meaning set forth in the preamble hereof.

        "ZERO PERCENT RISK-CAPITAL SECURITIES" means Qualifying Securities which have a 0% risk-capital weighting for bank regulatory capital purposes.

        1.02. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" has the inclusive meaning represented by the phrase "and/or." In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision. References in this Agreement to "determination" by the Agent include estimates by the Agent in good faith, without gross negligence and without manifest error (in the case of quantitative determinations) and beliefs held by the Agent in good faith and without gross negligence (in the case of qualitative determinations). The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly no doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement. For the avoidance of doubt, the parties hereby confirm their intention that the Dollar amounts referenced in Articles VI and VII of this Agreement are deemed to include the equivalent amounts in any other currency.

        1.03. ACCOUNTING PRINCIPLES. (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States of America, or with respect to XL Europe, the Republic of Ireland, at the Relevant Date, subject to the other provisions of this Section
1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

        (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP or SAP, as the context requires (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP or SAP, as appropriate.

        (c) If any change in GAAP or SAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more financial covenants of this Agreement shall have occurred (or in the opinion of the Required Banks would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place, the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP or SAP, as appropriate.

        (d) Without in any manner limiting the provisions of this Section 1.03, if any change in GAAP or SAP occurs after the date of this Agreement and such change in GAAP or SAP would have materially changed an Account Party's reported financial results or position from that reflected in such Account Party's financial statements most recently prepared prior to such change, such Account Party shall notify the Agent as soon as practicable.

                                   ARTICLE II

                          THE LETTER OF CREDIT FACILITY


        2.01. SYNDICATED LETTERS OF CREDIT.

        (a) SYNDICATED LETTER OF CREDIT COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Banks agree (such agreement of each Bank being referred to herein as such Bank's "Syndicated Letter of Credit Commitment") to issue Syndicated Letters of Credit for the account of an Account Party at any time or from time to time on or after the Effective Date and to but not including the Expiration Date (it being understood that Syndicated Letters of Credit may be outstanding for the account of one or more of the Account Parties at any time). The Banks shall have no obligation to issue any Syndicated Letters of Credit if, after such Syndicated Letters of Credit are issued, the Letter of Credit Exposure upon such issuance would exceed the lesser of (x) the aggregate of the Banks' Letter of Credit Committed Amounts and (y) the Pledged Securities Available Amount. Each Bank's "Letter of Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Letter of Credit Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under
Section 2.12 hereof at such time, and subject to transfer to or from another Bank as provided in Section 9.13 hereof.

        (b) TERMS OF SYNDICATED LETTERS OF CREDIT. The Account Parties shall not request to be issued, and the Banks shall have no obligation to issue, any Syndicated Letter of Credit except within the following limitations: (i) each Syndicated Letter of Credit shall have an expiration date no later than 12 months after the date of issuance thereof; PROVIDED, HOWEVER, that any Syndicated Letter of Credit may have an "evergreen" provision having substantially the effect set forth on Schedule 2.01(b) hereof, (ii) each Syndicated Letter of Credit shall be denominated in Dollars and (iii) each Syndicated Letter of Credit shall be payable only against sight drafts (and not time drafts).

        (c) FORM OF SYNDICATED LETTERS OF CREDIT. The Banks shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Agent in the exercise of its reasonable judgment consistent with its customary practice; PROVIDED that, without the prior consent of each Bank, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Banks thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be issued by all of the Banks, acting through the Agent, at the time of issuance as a single multi-bank letter of credit, but the obligation of each Bank thereunder shall be several and not joint, based upon its Letter of Credit Commitment Percentage. It is contemplated that one or more Letters of Credit which are requested to be issued by, and which are issued for the account of, XL Capital, XL Insurance or XL Re, respectively, may be stated to be issued for the account of XL Reinsurance America Inc., ECS, Inc., or XL Re Latin America Ltd, in which XL Capital, XL Insurance or XL Re, as the case may be, has a direct or indirect ownership interest, provided that, notwithstanding the fact that the name of XL Capital, XL Insurance or XL Re, as the case may be, may not appear on the face of any such Letter of Credit, XL Capital, XL Insurance or XL Re, as the case may be, shall be the Account Party with respect to such Letter of Credit and shall have all Letter of Credit Reimbursement Obligations and other obligations hereunder with respect thereto.

        2.02. PROCEDURE FOR ISSUANCE AND AMENDMENT OF SYNDICATED LETTERS OF CREDIT.

        (a) REQUEST FOR ISSUANCE. An Account Party may from time to time request, upon at least three (3) Business Days' notice, the issuance of a Syndicated Letter of Credit by:

                (i) delivering to the Agent a written request to such effect, specifying the date on which such Syndicated Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

                (ii) delivering to the Agent a completed application, in the form annexed hereto as EXHIBIT D, or in such other form as is from time to time be required by the Agent in accordance with its customary practice with respect to its customers generally (a "Letter of Credit Application"), together with such other certificates, documents and other papers as are specified in such application.

Upon receiving any such notice, the Agent shall notify the Banks of such proposed Syndicated Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Syndicated Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Section 2.01 hereof. If such limitations set forth in Section 2.01 are not satisfied or if the Required Banks have given notice to the Agent to cease executing and delivering Syndicated Letters of Credit pursuant to Section 2.02(d)(i) hereof, the Agent shall not be authorized to execute and deliver such Syndicated Letter of Credit. If the Agent executes and delivers a Syndicated Letter of Credit, it shall deliver the original of such Syndicated Letter of Credit to the beneficiary thereof or as the Account Party shall otherwise direct.

        (b) ISSUANCE AND ADMINISTRATION. Each Syndicated Letter of Credit shall be executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Bank party to such Syndicated Letter of Credit, and the Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the Agent shall act, as the agent of each Bank to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit,
(b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Bank and the Account Parties that a valid drawing has been made and the date that the related LC Disbursement is to be made; PROVIDED that the Agent shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Bank hereby irrevocably appoints and designates the Agent as its attorney-in-fact, acting through any duly authorized officer of the Agent, to execute and deliver in the name and on behalf of such Bank each Syndicated Letter of Credit to be issued by such Bank hereunder. Promptly upon the request of the Agent, each Bank will furnish to the Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Bank to execute and deliver such Syndicated Letter of Credit.

        (c) REQUEST FOR EXTENSION OR INCREASE. An Account Party may from time to time request by providing a notice to the Agent the extension of the expiration date of an outstanding Syndicated Letter of Credit or increase (or, with the consent of the beneficiary, decrease) the Stated Amount of or the amount available to be drawn on such Syndicated Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though such Account Party had requested issuance of a replacement Syndicated Letter of Credit (except only that the Agent may, if it elects, execute and deliver a notice of extension or increase (or, with the consent of the beneficiary, decrease) in lieu of executing and delivering a new Syndicated Letter of Credit in substitution for the outstanding Syndicated Letter of Credit).

        (d) LIMITATIONS ON ISSUANCE, EXTENSION AND AMENDMENT.

                (i) As between the Agent, on the one hand, and the Banks, on the other hand, the Agent shall not execute and deliver any Syndicated Letter of Credit if the Agent shall have received, at least two (2) Business Days before such execution and delivery, from the Required Banks an unrevoked written notice that any condition precedent set forth in Section 4.02 will not be satisfied as of the time of such execution and delivery and expressly requesting that the Agent cease to execute and deliver Syndicated Letters of Credit. Absent such notice, or unless the Agent determines that the applicable limitations set forth in
        Section 2.01 hereof are not satisfied, the Agent shall be justified and fully protected, as against the Banks, in executing and delivering such Syndicated Letter of Credit, notwithstanding any subsequent notices to the Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 4.02 hereof to be satisfied, any other knowledge of the Agent, or any other event, condition or circumstance whatsoever.

                (ii) The Agent may amend, modify or supplement Syndicated Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, any Bank; PROVIDED that any such amendment, modification or supplement that extends the expiration date or increases the Stated Amount of or the amount available to be drawn on an outstanding Syndicated Letter of Credit shall be subject to Section 2.01; and PROVIDED FURTHER that, without the prior consent of each Bank, no such amendment, modification or supplement of a Syndicated Letter of Credit may be made that would vary the several and not joint nature of the obligations of the Banks thereunder as provided in Section 2.01(c).

                (iii) If any Syndicated Letter of Credit shall provide for the automatic extension of the expiry date thereof, the Agent shall give notice that such expiry date shall not be extended if the Required Banks request the Agent provide such notice by giving notice to the Agent not more than 60 days, but not less than 45 days, prior to the current expiry date of such Syndicated Letter of Credit.

                (iv) No Syndicated Letter of Credit may be issued nor may the expiration date of any Syndicated Letter of Credit be extended at any time after the Conversion to Tranche System has been implemented.

                2.03. REIMBURSEMENT OF LC DISBURSEMENTS IN RESPECT OF SYNDICATED LETTERS OF CREDIT, ETC.

        (a) REIMBURSEMENT. If any Bank shall make any LC Disbursement in respect of any Syndicated Letter of Credit, regardless of the identity of the Account Party of such Syndicated Letter of Credit, the Account Parties jointly and severally agree that they shall reimburse such Bank in respect of such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement on the date of such LC Disbursement (or, if later, the date which is one (1) Business Day after notice of such LC Disbursement or of the drawing giving rise to such LC Disbursement is given to XL Capital), without, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue.

        (b) REIMBURSEMENT OBLIGATIONS ABSOLUTE. The Account Parties' joint and several obligations to reimburse LC Disbursements as provided in paragraph (a) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Syndicated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Syndicated Letter of Credit, (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Event of Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of
Section 7.01 with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.

        Neither the Agent, nor any Bank nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Syndicated Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Agent or a Bank from liability to any Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by any Account Party that are caused by the gross negligence or willful misconduct of the Agent or a Bank. The parties hereto expressly agree that:

                (i) the Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Syndicated Letter of Credit;

                (ii) the Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Syndicated Letter of Credit; and

                (iii) this sentence shall establish the standard of care to be exercised by the Agent when determining whether drafts and other documents presented under a Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

        (c) DISBURSEMENT PROCEDURES. The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Agent shall promptly after such examination (i) notify each of the Banks and the Account Parties by telephone (confirmed by telecopy) of such demand for payment and (ii) deliver to each Bank a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit. With respect to any drawing properly made under a Syndicated Letter of Credit, each Bank will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Agent most recently designated by it for such purpose by notice to the Banks. The Agent will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Bank in respect of any Syndicated Letter of Credit, the Agent will notify the Account Parties of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Account Parties of their obligation to reimburse the Banks with respect to any such LC Disbursement.

        (d) INTERIM INTEREST. If any LC Disbursement with respect to a Syndicated Letter of Credit is made, then, unless the Account Parties shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Account Parties reimburse such LC Disbursement, at the rate per annum equal to the Applicable Interest Rate.

        2.04. PARTICIPATED LETTERS OF CREDIT.

        (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the issuance of Syndicated Letters of Credit provided for in Section 2.01, any Account Party may request the Issuing Bank to issue Participated Letters of Credit for the account of an Account Party at any time or from time to time on or after the Effective Date and to but not including the Expiration Date (it being understood that Participated Letters of Credit may be outstanding for the account of one or more of the Account Parties at any time). The Issuing Bank shall have no obligation to issue any Participated Letters of Credit if, after such Participated Letters of Credit are issued, the Letter of Credit Exposure upon such issuance would exceed the lesser of (x) the aggregate of the Banks' Letter of Credit Committed Amounts and (y) the Pledged Securities Available Amount.

        (b) TERMS OF PARTICIPATED LETTERS OF CREDIT. The Account Parties shall not request to be issued, and the Issuing Bank shall have no obligation to issue, any Participated Letter of Credit except within the following limitations: (i) each Participated Letter of Credit shall have an expiration date no later than 12 months after the date of issuance thereof; PROVIDED, HOWEVER, that any Participated Letter of Credit may have an "evergreen" provision having substantially the effect set forth on Schedule 2.01(b) hereof,
(ii) each Participated Letter of Credit shall be denominated in Dollars and
(iii) each Participated Letter of Credit shall be payable only against sight drafts (and not time drafts).

        (c) FORM OF PARTICIPATED LETTERS OF CREDIT. The Issuing Bank shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing Bank in the exercise of its reasonable judgment consistent with its customary practice. It is contemplated that one or more Letters of Credit which are requested to be issued by, and which are issued for the account of, XL Capital, XL Insurance or XL Re, respectively, may be stated to be issued for the account of XL Reinsurance America Inc., ECS, Inc., or XL Re Latin America Ltd, in which XL Capital, XL Insurance or XL Re, as the case may be, has a direct or indirect ownership interest, provided that, notwithstanding the fact that the name of XL Capital, XL Insurance or XL Re, as the case may be, may not appear on the face of any such Letter of Credit, XL Capital, XL Insurance or XL Re, as the case may be, shall be the Account Party with respect to such Letter of Credit and shall have all Letter of Credit Reimbursement Obligations and other obligations hereunder with respect thereto.

        2.05. PROCEDURE FOR ISSUANCE AND AMENDMENT OF PARTICIPATED LETTERS OF CREDIT.

        (a) REQUEST FOR ISSUANCE. An Account Party may from time to time request, upon at least three (3) Business Days' notice, the Issuing Bank to issue a Participated Letter of Credit by:

                (i) delivering to the Issuing Bank and the Agent a written request to such effect, specifying the date on which such Participated Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

                (ii) delivering to the Issuing Bank a completed Letter of Credit Application, together with such other certificates, documents and other papers as are specified in such application.

Upon receiving any such notice, the Issuing Bank shall promptly notify the Agent (by telephone or otherwise), and furnish the Agent with the proposed form of Participated Letter of Credit to be issued. The Agent shall, promptly upon receiving such notice, notify the Banks of such proposed Participated Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Participated Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Participated Letter of Credit complies with the limitations set forth in Section
2.04 hereof. If such limitations set forth in Section 2.04 are not satisfied or if the Required Banks have given notice to the Agent to cease issuing Participated Letters of Credit pursuant to Section 2.05(c)(ii) hereof, the Agent shall notify the Issuing Bank (in writing or by telephone promptly confirmed in writing) that the Issuing Bank is not authorized to issue such Participated Letter of Credit. If the Issuing Bank issues a Participated Letter of Credit, it shall deliver the original of such Participated Letter of Credit to the beneficiary thereof or as the Account Party shall otherwise direct, and shall promptly notify the Agent thereof and furnish a copy thereof to the Agent.

        (b) REQUEST FOR EXTENSION OR INCREASE. An Account Party may from time to time request the Issuing Bank to extend the expiration date of an outstanding Participated Letter of Credit or increase (or, with the consent of the beneficiary, decrease) the Stated Amount of or the amount available to be drawn on such Participated Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though such Account Party had requested issuance of a replacement Participated Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase (or, with the consent of the beneficiary, decrease) in lieu of issuing a new Participated Letter of Credit in substitution for the outstanding Participated Letter of Credit).

        (c) LIMITATIONS ON ISSUANCE, EXTENSION AND AMENDMENT.

                (i) As between the Issuing Bank, on the one hand, and the Agent and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing a Participated Letter of Credit after receiving authorization from the Agent as provided in Section 2.05(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default (unless the Issuing Bank shall have received a notice specifying that such Event of Default is an "Event of Default" under this Agreement) or Potential Default, any knowledge of failure of any condition specified in Section 4.02 hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The Issuing Bank may amend, modify or supplement Participated Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Bank, provided that any such amendment, modification or supplement that extends the expiration date or increases the Stated Amount of or the amount available to be drawn on an outstanding Participated Letter of Credit shall be subject to Section 2.04.

                (ii) As between the Agent, on the one hand, and the Banks, on the other hand, the Agent shall not authorize issuance of any Participated Letter of Credit if the Agent shall have received, at least two (2) Business Days before authorizing such issuance, from the Required Banks an unrevoked written notice that any condition precedent set forth in Section 4.02 will not be satisfied as of the time of such issuance and expressly requesting that the Agent direct the Issuing Bank to cease to issue Participated Letters of Credit. Absent such notice, or unless the Agent determines that the applicable limitations set forth in
        Section 2.04 hereof are not satisfied, the Agent shall be justified and fully protected, as against the Banks, in authorizing the Issuing Bank to issue such Participated Letter of Credit, notwithstanding any subsequent notices to the Agent, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 4.02 hereof to be satisfied, any other knowledge of the Agent, or any other event, condition or circumstance whatsoever.

                2.06. LETTER OF CREDIT PARTICIPATING INTERESTS.

        (a) GENERALLY. Concurrently with the issuance of each Participated Letter of Credit, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Pro Rata share, in all of the Issuing Bank's rights and obligations in, to or under such Participated Letter of Credit, the related Letter of Credit Application, the related Letter of Credit Reimbursement Obligations, and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Participated Letter of Credit Participating Interest", it being understood that the Participated Letter of Credit Participating Interest of the Issuing Bank is the interest not otherwise attributable to the Participated Letter of Credit Participating Interests of the other Banks). Each Bank irrevocably and unconditionally agrees to the immediately preceding sentence, such agreement being herein referred to as such Bank's "Participated Letter of Credit Participating Interest Commitment". Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with a Participated Letter of Credit or related Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Bank becomes a party to this Agreement in accordance with Section 9.13(c) hereof, Participated Letter of Credit Participating Interests in all outstanding Participated Letters of Credit held by the Bank from which such Purchasing Bank acquired its interest hereunder shall be proportionately reallocated between such Purchasing Bank and such transferor Bank (and, to the extent such transferor Bank is the Issuing Bank, the Purchasing Bank shall be deemed to have acquired a Participated Letter of Credit Participating Interest from the Issuing Bank to such extent).

        (b) MAXIMUM AMOUNTS OF FUNDING OF PARTICIPATIONS.

                (i) This Section 2.06(b)(i) is applicable if the Conversion to Tranche System has not occurred. No Bank will be obligated to fund its Letter of Credit Commitment Percentage of a drawing on a Participated Letter of Credit if such funding would cause the aggregate amount of outstanding unreimbursed LC Disbursements by such Bank of drawings on Letters of Credit to exceed such Bank's Letter of Credit Committed Amount.

                (ii) This Section 2.06(b)(ii) is applicable if the Conversion to Tranche System has occurred. No Tranche 1 Bank, Tranche 2 Bank or Tranche X Bank, as the case may be, will be obligated to fund its Letter of Credit Commitment Percentage of a drawing on a Tranche 1 Letter of Credit, Tranche 2 Letter of Credit or Tranche X Letter of Credit, as the case may be, if such funding would cause the aggregate amount of outstanding unreimbursed fundings by such Bank of drawings on Letters of Credit under such applicable Tranche to exceed such Bank's Letter of Credit Committed Amount under such applicable Tranche.

        (c) OBLIGATIONS ABSOLUTE. Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Participated Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 2.07 hereof, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

        2.07. PARTICIPATED LETTER OF CREDIT DRAWINGS AND REIMBURSEMENTS.

        (a) ACCOUNT PARTY'S REIMBURSEMENT OBLIGATION. Each Account Party hereby agrees to reimburse the Issuing Bank, by making payment to the Agent for the account of the Issuing Bank in accordance with Section 2.16(a) hereof on the date of each LC Disbursement made by the Issuing Bank under any Participated Letter of Credit issued for such Account Party's account (or, if later, the date which is one (1) Business Day after notice of such LC Disbursement or of the drawing giving rise to such LC Disbursement is given to XL Capital), without, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. Each Account Party agrees that it will make such payment to the Agent for the account of the Issuing Bank in the same currency as the currency of the payment by the Issuing Bank under such Participated Letter of Credit. To the extent such payment is not timely made, such Account Party hereby agrees to pay to the Agent, for the account of the Issuing Bank, on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until paid (before and after judgment) in accordance with Section 2.16(a) hereof, at the rate per annum set forth in Section 2.16(b) hereof.

        (b) PAYMENT BY BANKS ON ACCOUNT OF UNREIMBURSED DRAWS. If the Issuing Bank makes an LC Disbursement under any Participated Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 2.07(a) hereof, the Issuing Bank will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Agent's close of business on the date such notice is given (if notice is given by 2:00 o'clock p.m., Pittsburgh time) or 10:00 o'clock a.m., Pittsburgh time the following day (if notice is given after 2:00 o'clock p.m., Pittsburgh time) , each Bank will pay to the Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata share of the unreimbursed portion of such LC Disbursement by the Issuing Bank, PROVIDED such notice is given no later than 2:00 o'clock p.m., Pittsburgh time and subject to Section 2.06(b). Each Bank agrees that such payment to the Agent for the account of the Issuing Bank shall be in the same currency as the currency of the payment by the Issuing Bank under the Participated Letter of Credit. If and to the extent that any Bank fails to make such payment to the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date of the Issuing Bank's payment to and including the date of repayment to the Issuing Bank

(before and after judgment) at rate per annum for each day from and including the date of such payment by the Issuing Bank to and including the second Business Day thereafter equal to the Applicable Interest Rate.

        (c) DISTRIBUTIONS TO BANKS. If, at any time, after there occurs a Letter of Credit Unreimbursed Draw with respect to a Participated Letter of Credit and the Issuing Bank has received from any Bank such Bank's share of such Letter of Credit Unreimbursed Draw, and the Issuing Bank receives any payment or makes any application of funds on account of the Letter of Credit Reimbursement Obligation arising from such Letter of Credit Unreimbursed Draw, the Issuing Bank will pay to the Agent, for the account of such Bank , such Bank's Pro Rata share of such payment.

        (d) RESCISSION. If any amount received by the Issuing Bank on account of any Letter of Credit Reimbursement Obligation under a Participated Letter of Credit shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Bank will, promptly upon notice from the Agent or the Issuing Bank, pay over to the Agent for the account of the Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

        2.08. EQUALIZATION. If any Bank receives any payment or makes any application on account of its Letter of Credit Participating Interest, such Bank shall forthwith pay over to the Issuing Bank, in Dollars and in like kind of funds received or applied by it the amount in excess of such Bank's ratable share of the amount so received or applied.

        2.09. OBLIGATIONS ABSOLUTE. The Account Parties' obligations to reimburse LC Disbursements in respect of any Participated Letter of Credit as provided herein shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Participated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Participated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Participated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Participated Letter of Credit, (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of Section 7.01 with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.

                Neither the Agent, the Banks nor the Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the payment or failure to make any payment under a Participated Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence) as a result of determining whether drafts or other documents presented under a Participated Letter of Credit comply with the terms thereof, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Participated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from sole and exclusive liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the Issuing Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Participated Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                (i) the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Participated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Participated Letter of Credit;

                (ii) the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Participated Letter of Credit; and

                (iii) this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Participated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

        2.10. CERTAIN PROVISIONS RELATING TO THE ISSUING BANK.

        (a) GENERAL. The Issuing Bank shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or any Transaction Document or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the other Bank Parties under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Bank Party or any other Person. The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Account Party, (ii) the business, operations, condition (financial or otherwise) or prospects of the Account Parties or any other Person, or (iii) the existence of any Event of Default or Potential Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide the Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document to the extent dependent upon any Person other than the Issuing Bank.

        (b) ADMINISTRATION. The Issuing Bank may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Account Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Account Party or Bank Party, such matter may be established by a certificate of such Account Party or Bank Party, as the case may be, and the Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Issuing Bank has received notice from a Bank or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Issuing Bank receives such a notice, the Issuing Bank shall give prompt notice thereof to the Agent.

        (c) INDEMNIFICATION OF ISSUING BANK BY BANKS. Each Bank hereby agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and agents (to the extent not reimbursed by the Account Parties and without limitation of the obligations of the Account Parties to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Participated Letter of Credit, PROVIDED, that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

        (d) ISSUING BANK IN ITS INDIVIDUAL CAPACITY. With respect to its commitment hereunder and the Obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the term "Banks" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though the Issuing Bank were not the Issuing Bank hereunder.

        2.11. FEES.

        (a) LETTER OF CREDIT FEE. Each Account Party shall pay or cause to be paid to the Agent for the account of each Bank, in accordance with its Letter of Credit Commitment Percentage , a fee (the "Letter of Credit Fee") for Letters of Credit (based on a year of 360 days and actual days elapsed), for each Letter of Credit issued for the account of such Account Party for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Letter of Credit Undrawn Availability on such day at a rate per annum equal to 0.20% for each Level One Day, 0.30% for each Level Two Day and 0.40% for each Level Three Day. Such Letter of Credit Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (i) each Regular Payment Date, (ii) the date of each drawing on such Letter of Credit, and (iii) the date of expiration or termination of such Letter of Credit. If any Letter of Credit Fee payment is made on a day which is not a Valuation Date, the amount of such Letter of Credit Fee attributable to the period from the preceding Valuation Date until such day shall be determined by reference to the rate applicable on such preceding Valuation Date, subject to retroactive adjustment on the next succeeding Valuation Date. The Agent shall provide to XL Capital on a monthly basis a certificate, showing in reasonable detail (with reference to the valuation report as of the last business day of the applicable month provided by the Custodian to the Agent pursuant to the Custodian's Acknowledgments (as defined in the Pledge Agreement)) the Agent's calculation of the Letter of Credit Fee.

        (b) ADMINISTRATION FEES. Each Account Party shall pay to the Agent, for the sole account of the Issuing Bank, such other administration, maintenance, amendment, drawing and negotiation fees as are customarily charged by the Issuing Bank to its customers generally at the time in question (a list of which customary charges as of the date of this Agreement has been provided by the Issuing Bank to XL Capital) or are otherwise agreed between the Issuing Bank and the Account Parties.

        (c) COMMITMENT FEE. XL Capital agrees to pay to the Agent for the account of each Bank a commitment fee (the "Commitment Fee") for each day during the period from the Effective Date to and including the Expiration Date calculated (based on a year of 360 days and actual days elapsed) at a per annum rate equal to 0.06% payable on the unused portion of such Bank's Letter of Credit Committed Amount in effect on such day. Such fee shall be payable on each Regular Payment Date and on the Expiration Date for the preceding period for which such fee has not been paid.

        (d) FACING FEE FOR PARTICIPATED LETTERS OF CREDIT. Each Account Party shall pay or cause to be paid to the Agent, for the sole account of the Issuing Bank, a letter of credit facing fee (the "Facing Fee") for each Participated Letter of Credit issued for the account of such Account Party for each day including the date of issuance thereof to and including the date of expiration or termination thereof, on the aggregate Letter of Credit Undrawn Availability of all of such Letters of Credit at a rate per annum, based on a year of 360 days and actual days elapsed, agreed to by the Agent and XL Capital prior to the Closing Date. Such Facing Fee shall be due and payable on each Regular Payment Date and on the Expiration Date for the preceding period for which such fee has not been paid.

        (e) INITIAL FEE. XL Capital agrees to pay on the Closing Date to the Agent for the account of each Bank an initial fee equal to five basis points, payable on such Bank's Committed Amount on the date hereof.

        2.12. REDUCTION OF THE COMMITTED AMOUNTS. XL Capital may at any time or from time to time reduce Pro Rata the Letter of Credit Committed Amounts of the Banks to an aggregate amount (which may be zero) not less than the Letter of Credit Exposure. Any reduction of the Letter of Credit Committed Amounts shall be in an aggregate minimum amount of $25,000,000 and in an amount which is an integral multiple of $5,000,000. Reduction of the Letter of Credit Committed Amounts shall be made by providing not less than five (5) Business Days' notice (which notice shall be irrevocable) to such effect to the Agent, which will promptly advise the Banks of such notice. After the date specified in such notice, the Commitment Fee shall be calculated upon the Letter of Credit Committed Amounts as so reduced.

        2.13. PURPOSE OF LETTERS OF CREDIT. The Account Parties agree that each Letter of Credit shall be used by the Account Party for whom it is issued as a standby letter of credit for general corporate purposes in the ordinary course of business of such Account Party. The provisions of this Section 2.13 represent only an obligation of the Account Parties to the Agent and the Banks; neither the Agent nor the Issuing Bank shall have any obligation to the Banks to ascertain the purpose of any Letter of Credit, and, without limiting the generality of the provisions of Section 2.06(b) hereof, the rights and obligations of the Banks and the Agent among themselves shall not be impaired or affected by a breach of this Section 2.13.

        2.14. FURTHER ASSURANCES. Each Account Party and each Guarantor hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

        2.15. LETTER OF CREDIT APPLICATIONS. The representations, warranties and covenants by the Account Parties under, and the rights and remedies of the Issuing Bank under, the Continuing Letter of Credit Agreements and any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Account Parties under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement, the Transaction Documents, and applicable Law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Application shall inure to the benefit of each Bank to the extent of its Letter of Credit Commitment Percentage as fully as if such Bank was a party to such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail.

        2.16. PAYMENTS GENERALLY; INTEREST AND INTEREST ON OVERDUE AMOUNTS.

        (a) PAYMENTS GENERALLY. All payments to be made by an Account Party in respect of fees, indemnity, expenses or other amounts due from such Account Party hereunder or under any Transaction Document shall be payable in Dollars at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Except for payments under Sections 2.17, 2.18 and 9.04 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office. Payments under Sections 2.17, 2.18 and 9.04 hereof shall be made to the applicable Bank at such domestic account as it shall specify to the Account Parties from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Bank after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Banks all such payments received by it from an Account Party as promptly as practicable after receipt by the Agent.

        (b) INTEREST AND INTEREST ON OVERDUE AMOUNTS. Interest on Letter of Credit Reimbursement Obligations shall accrue at a rate per annum (based on a year of 360 days and actual days elapsed) which for each day shall be equal to the then-current Applicable Interest Rate beginning on the day that the related Letter of Credit payment is made and shall be due and payable on the day that the Letter of Credit Reimbursement Obligation is due and payable in accordance with Section 2.03(a) or 2.07(a) hereof. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) fees, indemnity, expenses or any other amounts due from the Account Parties hereunder or under any other Transaction Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to 2% above the then-current Applicable Interest Rate. To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Transaction Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

        2.17. ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES. If the introduction of or any change in, or any change in the interpretation or application of, any Law, regulation or guideline by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any applicable Governmental Authority (whether or not having the force of law):

                (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Letters of Credit or payments by the Account Parties of fees or other amounts due from the Account Parties hereunder or under the other Transaction Documents (except for taxes on the overall net income or overall gross receipts of such Bank imposed by the jurisdictions (federal, state and local) in which the Bank's principal office is located),

                (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Bank,

                (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Bank or (B) otherwise applicable to the obligations of any Bank under this Agreement, or

                (iv) imposes upon any Bank any other condition or expense with respect to this Agreement or the issuance of any Letter of Credit,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank or, in the case of clause (iii) hereof, any Person controlling a Bank, with respect to this Agreement or the issuance of any Letter of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's or controlling Person's capital, taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy so long as such policies are reasonable in light of prevailing market practice at the time) by an amount which such Bank deems to be material, such Bank may from time to time notify the Account Parties of the amount determined in good faith (using any averaging and attribution methods) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank for such increase, reduction or imposition. Such amount shall be due and payable by any applicable Account Party to such Bank five (5) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date demanded until such due date at the Prime Rate. A certificate by such Bank as to the amount due and payable under this Section 2.17 from time to time and the method of calculating such amount shall be conclusive. Each Bank agrees that it will use good faith efforts to notify the Account Parties of the occurrence of any event that would give rise to a payment under this Section 2.17; PROVIDED, however that, so long as such notice is given within a reasonable period after the occurrence of such event, any failure of such Bank to give any such notice shall have no effect on the Account Parties' obligations hereunder.

        2.18. TAXES.

        (a) PAYMENTS NET OF TAXES. All payments made by the Account Parties under this Agreement or any other Transaction Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                (i) in the case of the Agent and each Bank, income or franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                (ii) in the case of each Bank, income or franchise taxes imposed by any jurisdiction in which such Bank's lending offices which issue Letters of Credit are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Non-Excluded Taxes"), unless an Account Party is required to withhold or deduct Non-Excluded Taxes. If any Non-Excluded Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Bank under this Agreement or any other Transaction Document, the applicable Account Party shall pay the relevant amount of such Non-Excluded Taxes and the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. Whenever any Non-Excluded Taxes are paid by an Account Party with respect to payments made in connection with this Agreement or any other Transaction Document, as promptly as possible thereafter, such Account Party shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Account Party showing payment thereof. If the Agent or a Bank determines in its sole discretion in good faith that it has received a refund in respect of any Non-Excluded Taxes as to which it has been indemnified by an Account Party, or with respect to which an Account Party has paid additional amounts pursuant to this Section 2.18, the Agent or such Bank shall promptly after the date of such receipt pay over the amount of such refund to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by an Account Party under this Section 2.18 with respect to Non-Excluded Taxes giving rise to such refund and only to the extent that the Agent or such Bank has determined that the amount of any such refund is directly attributable to payments made under this Agreement), net of all reasonable expenses of the Agent or such Bank (including additional Non-Excluded Taxes attributable to such refund, as determined by the Agent or such Bank) and without interest (other than interest, if any, paid by the relevant Governmental Authority with respect to such refund). An Account Party receiving any such payment from the Agent or a Bank shall, upon demand, pay to the Agent or such Bank any amount paid over to such Account Party by the Agent or such Bank (plus penalties, interest or other charges) in the event the Agent or such Bank is required to repay any portion of such refund to such Governmental Authority. Nothing in this Section 2.18(a) shall entitle an Account Party to have access to the records of the Agent or any Bank, including, without limitation, tax returns.

        (b) INDEMNITY. Each Account Party hereby indemnifies the Agent and each of the Banks for the full amount of all Non-Excluded Taxes attributable to payments by or on behalf of such Account

Party hereunder or under any of the other Transaction Documents, any Non-Excluded Taxes paid by the Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Non-Excluded Taxes (including any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Agent or such Bank as a result of any failure to pay such Non-Excluded Taxes, except by reason of unreasonable delay by the Agent or Bank in notifying an Account Party or in making payment after payment was received from an Account Party), whether or not such Non-Excluded Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

        (c) WITHHOLDING AND BACKUP WITHHOLDING. Each Bank that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date the first payment is due to be made to it hereunder or under any other Transaction Document, it will furnish to the Account Parties and the Agent

                (i) two (2) valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and

                (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Bank which so delivers to the Account Parties and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Account Parties and the Agent two (2) further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Account Parties and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank is entitled to receive payments under this Agreement or any other Transaction Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Account Parties and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, in which case Section 2.13(a) and (b) shall apply to all further payments.

        2.19. EXTENSIONS OF EXPIRATION DATE. XL Capital may, at its option, give the Agent and the Issuing Bank written notice (an "EXTENSION REQUEST") at any time not more than ninety (90) days, nor less than forty-five (45) days, prior to the Expiration Date in effect at such time (the "CURRENT EXPIRATION DATE") of XL Capital's desire to extend the Expiration Date to a date which is not later than 364 days after the Current Expiration Date. The Agent shall promptly inform the Banks of such Extension Request. Each Bank which agrees to such Extension Request shall deliver to the Agent its express written consent thereto no later than thirty (30) days prior to the Current

Expiration Date. No extension shall become effective unless the express written consent thereto by the Required Commitment Banks and the Issuing Bank is received by the Agent on or before the thirtieth (30th) day prior to the Current Expiration Date. If the Issuing Bank and the Required Commitment Banks, but not all Commitment Banks, have expressly consented in writing to such Extension Request by such thirtieth (30th) day, then the Agent shall so notify XL Capital and XL Capital may, effective as of the Current Expiration Date, take one or both of the following actions: (i) replace any Commitment Bank which has not agreed to such Extension Request (a "NONEXTENDING BANK") with another commercial lending institution satisfactory to the Issuing Bank (a "REPLACEMENT BANK") by giving notice of the name of such Replacement Bank to the Agent and the Issuing Bank not later than five (5) Business Days prior to the then Current Expiration Date and by securing the agreement, in form and substance satisfactory to the Issuing Bank, of each beneficiary under each outstanding Syndicated Letter of Credit to the substitution of such Replacement Bank for such Nonextending Bank under each such Syndicated Letter of Credit, and (ii) elect to implement a Conversion to Tranche System as contemplated by Section 2.20 hereof (or, if the Conversion to Tranche System has previously been implemented, elect to implement a Supplement to Tranche System as contemplated by Section 2.20 hereof). In the event that a Nonextending Bank is to be replaced by a Replacement Bank, such Nonextending Bank shall, upon payment to it of all amounts owing to it on the date of its replacement, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 9.13(c) hereof. If the Issuing Bank and the Required Commitment Banks shall have consented to such Extension Request, then, on the Current Expiration Date, the Expiration Date shall be deemed to have been extended to, and shall be, the date specified in such Extension Request; PROVIDED that if the Required Commitment Banks, but not all Commitment Banks, shall have consented to such Extension Request and XL Capital has elected to implement a Conversion to Tranche System, then the Expiration Date shall be deemed to have been so extended only with respect to Participated Letters of Credit and not with respect to Syndicated Letters of Credit. The Agent shall promptly after any such extension advise the Banks of any changes in the Letter of Credit Committed Amounts and the Letter of Credit Commitment Percentages, as well as any changes effected by the election of the Conversion to Tranche System or a Supplement to Tranche System.

        2.20. TRANCHES. (a) CERTAIN DEFINITIONS. As used in this Agreement the following terms have the meanings ascribed thereto:

                        "COMMITMENT BANKS" at any time means Banks which have
                Letter of Credit Commitments at such time and "Commitment Bank" means any one of them.

                        "CONVERSION TO TRANCHE SYSTEM" means the election by XL
                Capital, at a time when XL Capital has made an Extension Request pursuant to Section 2.19 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify Letters of Credit as Tranche 1 Letters of Credit and Tranche 2 Letters of Credit, all in accordance with
                Section 2.20(b) hereof.

                        "L/C TERMINATION DATE" means, with respect to a Letter
                of Credit, the date which is stated therein to be the last day on which the beneficiary thereof may draw thereon.

                        "PRO RATA" means: (i) until the first Special Expiration
                Date, from and to the Banks in accordance with their respective Letter of Credit Commitment

                Percentages and (ii) thereafter, (x) with respect to Tranche 1 Letters of Credit, from and to the Tranche 1 Banks in accordance with their respective Tranche 1 Letter of Credit Commitment Percentages, (y) with respect to Tranche 2 Letters of Credit and Tranche 2 Letter of Credit Commitments, from and to the Tranche 2 Banks in accordance with their respective Tranche 2 Letter of Credit Commitment Percentages and (z) with respect to each additional Tranche of Letters of Credit (i.e., Tranche 3 Letters of Credit, Tranche 4 Letters of Credit, and so on), if any, from and to the Banks which have Letter of Credit Commitments or Letter of Credit Interests, as applicable, with respect to such Tranche in accordance with their respective related Letter of Credit Commitment Percentages.

                        "REQUIRED COMMITMENT BANKS" at any time means Commitment
                Banks which have, in the aggregate, Letter of Credit Committed Amounts in excess of 50% of the total outstanding Letter of Credit Committed Amounts at such time.

                        "SPECIAL EXPIRATION DATE" means the Expiration Date
                which is in effect at a time when each of the following has occurred: (i) XL Capital has made an Extension Request pursuant to Section 2.19 hereof, (ii) such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, and
                (iii) XL Capital has elected to implement a Conversion to Tranche System or a Supplement to Tranche System.

                        "SUPPLEMENT TO TRANCHE SYSTEM" means the election by XL
                Capital, at a time when the Conversion to Tranche System has been previously made and when XL Capital has made an Extension Request pursuant to Section 2.19 hereof and such Extension Request has been consented to in writing by the Issuing Bank and the Required Commitment Banks, but not by all of the Commitment Banks, to classify additional Letters of Credit as Tranche X Letters of Credit.

                        "TRANCHE 1 BANK" shall mean each Bank which is a Bank
                immediately prior to the first Special Expiration Date.

                        "TRANCHE 1 LETTER OF CREDIT" means each Letter of Credit
                which is issued prior to the first Special Expiration Date, but shall not include any such Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such first Special Expiration Date.

                        "TRANCHE 1 LETTER OF CREDIT COMMITMENT PERCENTAGE" for
                each Tranche 1 Bank means such Bank's Letter of Credit Commitment Percentage immediately prior to the first Special Expiration Date.

                        "TRANCHE 2 BANK" shall mean each Bank which has a
                Tranche 2 Letter of Credit Commitment.

                        "TRANCHE 2 LETTER OF CREDIT" means each Participated
                Letter of Credit which is issued prior to the second Special Expiration Date, but shall not include any such Participated Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such second Special Expiration Date and shall not include any Tranche 1 Letter of

                Credit (it being understood that a Participated Letter of Credit may change from a Tranche 1 Letter of Credit to a Tranche 2 Letter of Credit as a result of the extension, after the first Special Expiration Date, of its L/C Termination Date).

                        "TRANCHE 3 LETTER OF CREDIT" and "TRANCHE 4 LETTER OF
                CREDIT" have the meanings set forth in the definition of the term "Tranche X".

                        "TRANCHE X" shall mean Tranche 3 if there are existing
                Tranche 2 Letters of Credit but not Tranche 3 Letters of Credit, Tranche 4 if there are existing Tranche 3 Letters of Credit but not Tranche 4 Letters of Credit, and so on in consecutive integral succession. The terms "Tranche X Bank", "Tranche X Letter of Credit Commitment", "Tranche X Letter of Credit Committed Amount" and "Tranche X Letter of Credit Commitment Percentage" shall have comparable meanings. The term "Tranche X Letter of Credit" shall have a comparable meaning, but such meaning shall be consistent with the following: (i) the term "TRANCHE 3 LETTER OF CREDIT" means each Participated Letter of Credit which is issued prior to the third Special Expiration Date, but shall not include any such Participated Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such third Special Expiration Date and shall not include any Tranche 1 Letter or Credit or any Tranche 2 Letter of Credit;
                (ii) the term "TRANCHE 4 LETTER OF CREDIT" means each Participated Letter of Credit which is issued prior to the fourth Special Expiration Date, but shall not include any such Participated Letter of Credit as to which the L/C Termination Date has been extended to a date after the L/C Termination Date which was in effect on such fourth Special Expiration Date and shall not include any Tranche 1 Letter of Credit, any Tranche 2 Letter of Credit or any Tranche 3 Letter of Credit; (iii) the terms "TRANCHE 5 LETTER OF CREDIT", "TRANCHE 6 LETTER OF CREDIT", and so on shall have comparable meanings (it being understood that a Participated Letter of Credit can change from one Tranche to another as a result of an extension of its L/C Termination Date).

        (b) CONVERSION TO TRANCHE SYSTEM. If XL Capital elects the Conversion to Tranche System with respect to an Extension Request, the following shall occur:
(i) the Syndicated Letter of Credit Commitments of all of the Banks shall terminate as of the first Special Expiration Date and the Letter of Credit Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate as of the Special Expiration Date related to such Extension Request, but the Banks (other than Nonextending Banks which have been replaced as contemplated by Section 2.19 hereof) shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Tranche 1 Letters of Credit and shall retain their respective Letter of Credit Interests in and with respect to Tranche 1 Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Commitment of each Bank which has consented in writing to such Extension Request shall be a "TRANCHE 2 LETTER OF CREDIT COMMITMENT" and the Letter of Credit Participating Interested Committed Amount of such Bank shall be its "TRANCHE 2 LETTER OF CREDIT COMMITTED AMOUNT"; (iii) the "TRANCHE 2 LETTER OF CREDIT COMMITMENT PERCENTAGE" for each Tranche 2 Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche 2 Bank's Tranche 2 Letter of Credit Committed Amount and the denominator of which is the aggregate Tranche 2 Letter of Credit Committed Amounts of all of the Tranche 2 Banks.

        (c) SUPPLEMENT TO TRANCHE SYSTEM. If XL Capital elects a Supplement to Tranche System with respect to an Extension Request, the following shall occur:
(i) the Letter of Credit Commitments of Banks which, with respect to such Extension Request, are Nonextending Banks shall terminate, but such Nonextending Banks shall remain parties to this Agreement and shall retain all of their respective obligations with respect to Letters of Credit under existing Tranches and shall retain their respective Letter of Credit Interests in and with respect to existing Letters of Credit; (ii) from and after the Special Expiration Date related to such Extension Request, the Letter of Credit Commitment of each Bank which has consented in writing to such Extension Request shall be a "TRANCHE X LETTER OF CREDIT COMMITMENT" and the Letter of Credit Committed Amount of such Bank shall be its "TRANCHE X LETTER OF CREDIT COMMITTED AMOUNT"; (iii) the "TRANCHE X LETTER OF CREDIT COMMITMENT PERCENTAGE" for each Tranche X Bank shall mean a fraction, expressed as percentage, the numerator of which is such Tranche X Bank's Tranche X Letter of Credit Committed Amount and the denominator of which is the aggregate Tranche X Letter of Credit Committed Amounts of all of the Tranche X Banks, all as contemplated by the definition of the term "Tranche X" contained in paragraph (a) of this Section 2.20.

        2.21. BENCHMARK CREDIT RATING. If the long-term deposit rating of any Bank shall decline below the Benchmark Credit Rating (as defined below), the Issuing Bank shall have the right, but not the obligation, to cause such Bank to be replaced as a party hereto by a Replacement Bank. In the event that any Bank is to be replaced by a Replacement Bank, such Bank shall, upon payment to it of all amounts owing to it on the date of its replacement, assign all of its interests hereunder to such Replacement Bank in accordance with the provisions of Section 9.13(c) hereof. The "BENCHMARK CREDIT RATING" is both (i) a long-term deposit rating of at least A by Standard & Poor's and (ii) a long-term deposit rating of at least A2 by Moody's. Each Credit Party agrees that it shall cooperate with the Issuing Bank in connection with the identification of one or more Replacement Banks if the Issuing Bank exercises its right set forth in the first sentence of this Section 2.21.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES.


Each Credit Party represents and warrants that:

        3.01. ORGANIZATION; POWERS. Such Credit Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within such Credit Party's and XL Investments' corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Credit Party or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Credit Party or any of its Subsidiaries.

        3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

        (a) FINANCIAL CONDITION. Such Credit Party has heretofore furnished to the Banks the consolidated balance sheet and statements of income, stockholders' equity and cash flows of such Credit Party and its consolidated Subsidiaries (A) as of and for the fiscal years ended December 31, 1999 and December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants (as provided in XL Capital's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000), and (B) as of and for the fiscal quarter ended September 30, 2001, as provided in XL Capital's Report on Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2001. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of such Credit Party and its respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP or (in the case of XL Europe, XL Insurance or XL Re) SAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) of the first sentence of this paragraph.

        (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no material adverse change in the assets, business, financial condition or operations of such Credit Party and its Subsidiaries, taken as a whole, except for losses caused by or relating to or arising out of the terrorist events of September 11, 2001; PROVIDED HOWEVER, that XL Capital remains in compliance with
Section 6.06.

        3.05. PROPERTIES.

        (a) PROPERTY GENERALLY. Such Credit Party and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
6.03 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

        (b) INTELLECTUAL PROPERTY. Such Credit Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        3.06. LITIGATION AND ENVIRONMENTAL MATTERS.

        (a) ACTIONS, SUITS AND PROCEEDINGS. Except as disclosed in Schedule 3.06 or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Credit Party, threatened against or affecting such Credit Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

        (b) ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 3.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Credit Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

        3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Such Credit Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

        3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither such Credit Party nor XL Investments is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        3.09. TAXES. Such Credit Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

        3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.

        Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Credit Party or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Credit Party nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.

        3.11. DISCLOSURE. The reports, financial statements, certificates or other information furnished by such Credit Party or by XL Investments to the Bank Parties in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        3.12. USE OF CREDIT. Neither such Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used in connection with buying or carrying any Margin Stock.

        3.13. SUBSIDIARIES. Set forth in Schedule 3.13 is a complete and correct list of all of the Subsidiaries of XL Capital as of September 30, 2001, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3.13, (x) each of XL Capital and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 3.13, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of XL Capital with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Credit Party.

        3.14. WITHHOLDING TAXES. Based upon information with respect to each Bank provided by each Bank to the Agent, as of the date hereof, the payment of the LC Disbursements and interest thereon, the fees under Section 2.11 and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Taxes imposed by any Credit Party Jurisdiction.

        3.15. STAMP TAXES. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid.

        3.16. LEGAL FORM. This Agreement is in proper legal form under the laws of any Credit Party Jurisdiction for the admissibility thereof in the courts of such Credit Party Jurisdiction.

                                   ARTICLE IV

                                   CONDITIONS


        4.01. EFFECTIVENESS. The obligation of the Issuing Bank to issue Letters of Credit and to permit the commencement of the maintenance of Existing Letters of Credit as Letters of Credit hereunder shall be subject to the following conditions:

        (a) PROCEEDINGS AND INCUMBENCY. There shall have been delivered to the Agent with sufficient copies for each Bank a certificate with respect to each of the Credit Parties and XL Investments in form and substance satisfactory to the Agent dated the Closing Date or such other date as shall be satisfactory to the Agent and signed on behalf of such Credit Party or XL Investments, as the case may be, by the Secretary or an Assistant Secretary of such Credit Party or XL Investments, as the case may be, certifying as to: (a) with respect to a Credit Party, true copies of all corporate action taken by such Credit Party relative to this Agreement and the other Transaction Documents applicable to it, and with respect to XL Investments, true copies of all corporate action taken by it in connection with the Transaction Documents applicable to it, including but not limited to that described in Section 3.02 hereof and (b) with respect to a Credit Party, the names, true signatures and incumbency of the officer or officers of such Credit Party authorized to execute and deliver this Agreement and the other Transaction Documents applicable to it, and with respect to XL Investments, the names, true signatures and incumbency of the officer or officers of XL Investments authorized to execute and deliver the Transaction Documents applicable to it. Each Bank may conclusively rely on such certificates unless and until a later certificate revising the prior certificate has been furnished to such Bank.

        (b) ORGANIZATIONAL DOCUMENTS. There shall have been delivered to the Agent with sufficient copies for each Bank (i) certified copies of the articles of incorporation or memorandum of association and by-laws or other equivalent organizational documents for each Credit Party and for XL Investments and (ii) a certificate of good standing for each Credit Party (other than XL Europe) and for XL Investments certified by the appropriate Governmental Authority of its place of organization.

        (c) OPINIONS OF COUNSEL. There shall have been delivered to the Agent with sufficient copies for each Bank written opinions addressed to the Banks, dated the Closing Date or such other date as shall be satisfactory to the Agent, of Messrs. Cahill Gordon & Reindel, Messrs. Conyers, Dill & Pearman, Hunter & Hunter, A&L Goodbody, Martha Bannerman, Esq., and Paul S. Giordano, Esq., respectively, the Account Parties', Guarantors' and Pledgors' counsel, which together are substantially to the effects set forth in EXHIBIT C, and opinions of counsel qualified to practice in each jurisdiction, other than Bermuda and the United States, under the laws of which an Account Party is organized substantially to such effects to the extent that the laws of such jurisdiction are relevant.

        (d) DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to each Bank, and each Bank shall have received all such counterpart originals or certified or other copies of this Agreement and the other the Transaction Documents and such other documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as such Bank have reasonably requested.

        (e) FEES AND EXPENSES. Each Account Party shall have paid all fees and other compensation to be paid by it hereunder on or prior to the Closing Date.

        (f) REPRESENTATION AND WARRANTIES. The representation and warranties contained in Article III hereof shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

        (g) PLEDGE AGREEMENT. The Pledge Agreement shall have been delivered to the Agent, with sufficient copies for each Bank, duly executed by each Pledgor. The Custodian's Acknowledgment shall have been delivered to the Agent duly executed by the Custodian and by each of the Pledgors, respectively.

        (h) LETTER OF CREDIT AGREEMENT. Each Account Party shall have executed and delivered to the Agent, with sufficient copies for each Bank, a Continuing Letter of Credit Agreement.

        4.02. ISSUANCE OF LETTERS OF CREDIT. The obligation of the Issuing Bank to issue any Letters of Credit hereunder is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by each Account Party of its obligations to be performed hereunder on or before the date of such Letters of Credit and to the satisfaction of the following further conditions:

        (a) REPRESENTATIONS AND WARRANTIES; EVENTS OF DEFAULT AND POTENTIAL DEFAULTS. The representations and warranties contained in Article III hereof shall be true on and as of the date of each Letter of Credit issued hereunder with the same effect as though made on and as of each such date, and on the date of each Letter of Credit issued hereunder no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Letter of Credit to be issued on such date. Failure of the Agent to receive notice from the applicable Account Party to the contrary before any Letter of Credit is issued hereunder shall constitute a representation and warranty that: (i) the representations and warranties contained in Article III hereof are true and correct on and as of the date of such Letter of Credit with the same effect as though made on and as of such date and (ii) on the date of such Letter of Credit no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Letter of Credit.

        (b) COMMITMENT. The fact that, immediately after the issuance of such Letter of Credit, the Letter of Credit Undrawn Availability (determined as Dollar Equivalents) and the aggregate of the Letter of Credit Unreimbursed Draws (determined as Dollar Equivalents) will not exceed the lesser of (x) the aggregate amount of the Letter of Credit Committed Amounts and (y) the Pledged Securities Available Amount.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

        Each Credit Party, as applicable, hereby covenants to the Agent, the Issuing Bank and each other Bank as follows:

        5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. Each Credit Party will furnish to the Agent and each Bank:

        (a) within 135 days after the end of each fiscal year of each Credit Party except for XL America (but in the case of XL Capital, within 100 days after the end of each fiscal year of XL Capital), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Credit Party and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods) (it being understood that delivery to the Banks of XL Capital's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (a) to deliver the annual financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (a)), all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Credit Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Europe, XL Insurance and XL Re) SAP, as the case may be, consistently applied;

        (b) by June 15 of each year, (i) an unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows of XL America and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods), and (ii) audited statutory financial statements for each insurance subsidiary of XL America reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of such insurance subsidiaries in accordance with SAP, consistently applied;

        (c) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Credit Party, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Credit Party and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of such Credit Party as presenting fairly in all material respects the financial condition and results of operations of such Credit Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Europe, XL Insurance and XL Re) SAP, as the case may be, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Banks of XL Capital's Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (c) to deliver the quarterly financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (c));

        (d) concurrently with any delivery of financial statements under clause
(a), (b) or (c) of this Section, a certificate signed on behalf of each Credit Party by a Financial Officer (i) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.03, 6.05, 6.06 and 6.07 and (iii) stating whether any change in GAAP or (in the case of XL Europe, XL Insurance and XL Re) SAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

        (e) concurrently with any delivery of financial statements under clause
(a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

        (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Credit Party or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S. or other securities exchange, or distributed by such Credit Party to its shareholders generally, as the case may be;

        (g) concurrently with any delivery of financial statements under clause
(a), (b) or (c) of this Section, a certificate of a Financial Officer of XL Capital, setting forth on a consolidated basis for XL Capital and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Section 6.03(g) and the aggregate book value of liabilities which are subject to Liens permitted under Section 6.03(g) (it being understood that the reports required by paragraphs (a), (b) and (c) of this Section shall satisfy the requirement of this clause (i) of this paragraph (g) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of XL Capital; and

        (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of XL Capital or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Agent or any Bank may reasonably request.

        5.02. NOTICES OF MATERIAL EVENTS. Each Credit Party will furnish to the Agent and each Bank prompt written notice of the following:

        (a) the occurrence of any Event of Default; and

        (b) any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.

        Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Credit Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Credit Party with respect thereto.

        5.03. PRESERVATION OF EXISTENCE AND FRANCHISES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation; provided that the foregoing shall not prohibit any merger or consolidation permitted under Section 6.01. Each Credit Party will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

        5.04. INSURANCE. Each Credit Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

        5.05. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect, provided, however, that the foregoing shall not impose on such Credit Party or any Subsidiary of such Credit Party any obligation in respect of any property leased by such Credit Party or such Subsidiary in addition to such Credit Party's obligations under the applicable document creating such Credit Party's or such Subsidiary's lease or tenancy.

        5.06. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS; PAYMENT OF OTHER CURRENT LIABILITIES. Each Credit Party will, and will cause each of its Subsidiaries to, pay or discharge:

        (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

        (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

        (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.03) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Credit Party in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Credit Party or such Subsidiary;

        provided that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Credit Party need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

        5.07. FINANCIAL ACCOUNTING PRACTICES. Such Credit Party will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

        5.08. COMPLIANCE WITH APPLICABLE LAWS. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance Laws) in all respects; provided that such Credit Party or any Subsidiary of such Credit Party will not be deemed to be in violation of this Section as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or (ii) otherwise impair the ability of such Credit Party to perform its obligations under this Agreement.

        5.09. USE OF LETTERS OF CREDIT. No Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

        5.10. CONTINUATION OF AND CHANGE IN BUSINESSES. Each Credit Party and its Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date of this Agreement and businesses related or incidental thereto.

        5.11. VISITATION. Each Credit Party will permit such Persons as any Bank may reasonably designate to visit and inspect any of the properties of such Credit Party, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Credit Party at such times as such Bank may reasonably request. Each Credit Party hereby authorizes its financial management to discuss with any Bank the affairs of such Credit Party.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        Each Credit Party covenants to the Agent and to each Bank as follows:

        6.01. MERGERS. No Credit Party will, and XL Capital will not permit XL Investments to, merge with or into or consolidate with any other Person, except that if no Event of Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto any Credit Party or XL Investments may merge or consolidate with any other corporation, including a Subsidiary, if such Credit Party or XL Investments, as the case may be, shall be the surviving corporation.

        6.02. DISPOSITIONS. No Credit Party will, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "DISPOSITION" and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

        (a) Dispositions in the ordinary course of business involving current assets or other assets classified on such Credit Party's balance sheet as available for sale;

        (b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, PROVIDED that any such sales, conveyances or transfers shall not individually, or in the aggregate for the Credit Parties and their respective Subsidiaries, exceed $500,000,000 in any calendar year; or

        (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Credit Party or its Subsidiaries.

        6.03. LIENS. No Credit Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist ----- any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

        (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on
Schedule 6.03; PROVIDED, HOWEVER, that, except with respect to any Lien which arises by operation of law in favor of the Custodian or pursuant to the Custodian's right of set-off provided in Section 4 of the Custodian's Acknowledgement, no such Lien may at any time exist upon Qualifying Securities comprising Required Qualifying Securities or upon any Designated Account if such Lien upon such Designated Account would constitute a Lien upon Qualifying Securities comprising Required Qualifying Securities;

        (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of
Section 6.06;

        (c) Liens on property securing all or part of the purchase price thereof to such Credit Party and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Credit Party (and extension, renewal and replacement Liens upon the same property); PROVIDED (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Credit Party, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property; PROVIDED, HOWEVER, that, except with respect to any Lien which arises by operation of law in favor of the Custodian or pursuant to the Custodian's right of set-off provided in Section 4 of the Custodian's Acknowledgement, no such Lien may at any time exist upon Qualifying Securities comprising Required Qualifying Securities or upon any Designated Account if such Lien upon such Designated Account would constitute a Lien upon Qualifying Securities comprising Required Qualifying Securities;

        (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Credit Party or any such Subsidiary;

        (e) Liens securing Indebtedness permitted by Section 6.07(b) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin; PROVIDED, HOWEVER, that, except with respect to any Lien which arises by operation of law in favor of the Custodian or pursuant to the Custodian's right of set-off provided in Section 4 of the Custodian's Acknowledgement, no such Lien may at any time exist upon Qualifying Securities comprising Required Qualifying Securities or upon any Designated Account if such Lien upon such Designated Account would constitute a Lien upon Qualifying Securities comprising Required Qualifying Securities;

        (f) Liens on cash and securities of a Credit Party or its Subsidiaries incurred as part of the management of its investment portfolio in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof); PROVIDED, HOWEVER, that, except with respect to any Lien which arises by operation of law in favor of the Custodian or pursuant to the Custodian's right of set-off provided in Section 4 of the Custodian's Acknowledgement, no such Lien may at any time exist upon Qualifying Securities comprising Required Qualifying Securities or upon any Designated Account if such Lien upon such Designated Account would constitute a Lien upon Qualifying Securities comprising Required Qualifying Securities;

        (g) Liens on (i) assets received, and on actual or imputed investment income on such assets received, relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Credit Parties' or any of their Subsidiaries' business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof, in each case held in a segregated trust or other account and securing such liabilities or (ii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; PROVIDED that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (g);

        (h) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business;

        (i) Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Credit Party or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Credit Party or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing), PROVIDED that
(i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property; and

        (j) Liens in favor of the Bank Parties created pursuant to the Pledge Agreement.

        6.04. TRANSACTIONS WITH AFFILIATES. No Credit Party will, nor will it permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Credit Party, or directly or indirectly agree to do any of the foregoing, except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Schedule 6.07, (ii) transactions among the Credit Parties and their wholly-owned Subsidiaries and (iii) transactions with Affiliates of such Credit Party in good faith in the ordinary course of such Credit Party's business consistent with past practice and on terms no less favorable to such Credit Party or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

        6.05. RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION. XL Capital will not permit its ratio of (a) Total Funded Debt to (b) the sum of Total Funded Debt PLUS Consolidated Net Worth to be greater than 0.35:1.00 at any time.

        6.06. CONSOLIDATED NET WORTH. XL Capital will not permit its Consolidated Net Worth to be less than $4,250,000,000 at any time.

        6.07. INDEBTEDNESS. No Credit Party will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

        (a) Indebtedness created hereunder;

        (b) other secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Credit Party or any Subsidiary in an aggregate principal amount (for all Credit Parties and their respective Subsidiaries) not exceeding $300,000,000 at any time outstanding;

        (c) other unsecured Indebtedness, so long as upon the incurrence thereof no Event of Default would occur or exist;

        (d) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Credit Party or any Subsidiary;

        (e) Indebtedness incurred in transactions described in Section 6.03(f); and

        (f) Indebtedness existing on the date hereof and described in Schedule
6.07 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

        6.08. CLAIMS PAYING RATINGS. XL Capital will maintain at all times a claims-paying rating of at least "A" from A.M. Best & Co. (or its successor) and XL Insurance and XL Re will maintain at all times a rating of at least "A" from Standard & Poor's.

        6.09. PRIVATE ACT. No Credit Party or Pledgor will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

        7.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                (a) any Account Party shall fail to pay any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable;

                (b) any Account Party shall fail to pay any interest or any fee payable under this Agreement or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 or more days;

                (c) any representation or warranty made or deemed made by any Account Party in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

                (d) any Account Party shall fail to observe or perform any covenant, condition or agreement contained in Article VI;

                (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), (b) or (d)) and such failure shall continue unremedied for a period of 20 or more days after notice thereof from the Agent (given at the request of any Bank) to such Credit Party;

                (f) any Account Party or any of its Subsidiaries shall default
        (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, PROVIDED that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                (g) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Account Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Account Party under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision) or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Account Party or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                (h) any Account Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision) or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Account Party in furtherance of any of the aforesaid purposes;

                (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Account Party or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 45 days from the entry thereof;

                (j) an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Account Parties and their Subsidiaries in an aggregate amount exceeding $100,000,000;

                (k) a Change in Control shall occur;

                (l) XL Capital shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of XL Insurance, XL Re, XL America, XL Europe or XL Investments (except, in the case of any company organized under the laws of Bermuda, for a nominal number of shares owned by nominee shareholders required by the Bermuda Companies Law);

                (m) the guarantee contained in Article X shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such validity or binding nature of such guarantee itself or the Transactions, or any other Person shall assert any of the foregoing;

                (n) the Pledge Agreement shall terminate or cease, in whole or in part, to be a legally valid and binding obligation of any Pledgor, or any Credit Party or any Person acting for or on behalf of any of such parties contests such validity or binding nature of the

        Pledge Agreement itself or the transactions contemplated thereby (including the security interest thereunder); or

                (o) the Pledged Securities Available Amount shall at any time be less than the Letter of Credit Exposure,

then, and in every such event (other than an event with respect to any Account Party described in Section 7.01(g) or (h)), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Banks shall, by notice to the Account Parties, take either or both of the following actions, at the same or different times: (i) terminate the Letter of Credit Commitments, and thereupon the Letter of Credit Commitments shall terminate immediately, and (ii) declare all fees and other obligations of the Account Parties accrued hereunder to be due and payable in whole (or in part, in which case any fees and other obligations not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon such fees and other obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties; and in case of any event with respect to any Account Party described in Section 7.01(g) or (h), the Letter of Credit Commitments shall automatically terminate and all fees and other obligations of the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties.


                                  ARTICLE VIII

                                    THE AGENT

        8.01. APPOINTMENT. (a) Each Bank hereby appoints Mellon Bank, N.A. to act as Agent for such Bank under this Agreement and the other Transaction Documents. Subject to Section 8.09 hereof, each Bank hereby irrevocably authorizes the Agent to take such action on behalf of such Bank under the provisions of this Agreement and the other Transaction Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as Agent on behalf of the Banks on the terms and conditions set forth in this Agreement and the other Transaction Documents, subject to its right to resign as provided in Section 8.10 hereof. Each Bank hereby irrevocably authorizes the Agent to execute and deliver each of the Transaction Documents and to accept delivery of such of the other Transaction Documents as may not require execution by the Agent. Each Bank agrees that the rights and remedies granted to the Agent under the Transaction Documents shall be exercised exclusively by the Agent, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

        (b) Each Bank agrees that Mellon Bank, N. A. may act as collateral agent in connection with a Future Collateral Allocation Transaction. As used herein, the term "Future Collateral Allocation Transaction" means a transaction which includes, among other things, the following elements: (i) a Credit Party shall have arranged one or more separate financing transactions with credit providers (which may, but need not, include any of the Banks) for which securities entitlements in the Designated Accounts serve as collateral at a time when securities entitlements in the Designated Accounts serve as collateral for the Obligations under this Agreement; (ii) Mellon Bank, N. A. shall have agreed to serve as collateral agent both for the Issuing Bank, the Agent and the Banks under this Agreement and the Pledge Agreement and for the parties providing the separate financing described in clause (i) of this paragraph; (iii) arrangements shall have been made pursuant to which specific securities entitlements within the Designated Accounts are allocated as collateral for the Obligations under this Agreement and other specific securities entitlements within the Designated Accounts are allocated as collateral for such other financings; and
(iv) the Required Banks and the Issuing Bank shall have approved all of such arrangements and the documents implementing the same, including amendments to this Agreement and the Pledge Agreement. The granting by a Credit Party to a person other than Mellon Bank, N. A. of a security interest in securities entitlements which are maintained in a Designated Account but which do not constitute Collateral (as defined in the Pledge Agreement) shall not be a "Future Collateral Allocation Transaction" and, accordingly, shall not require approval of the Required Banks but shall be subject to the applicable provisions of the Custodian's Acknowledgments, as defined in the Pledge Agreement.

        (c). The Arrangers shall have no duties or obligations in such capacity under this Agreement.

        8.02. GENERAL NATURE OF AGENT'S DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Transaction Document:

                (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Transaction Document or shall otherwise exist.

                (b) The duties and responsibilities of the Agent under this Agreement and the other Transaction Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Bank.

                (c) The Agent is and shall be solely the agent of the Banks. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Banks as provided in this Agreement and the other Transaction Documents).

                (d) The Agent shall be under no obligation to take any action hereunder or under any other Transaction Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Transaction Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

        8.03. EXERCISE OF POWERS. The Agent shall take any action of the type specified in this Agreement or any other Transaction Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Transaction Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Transaction Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(a) hereof).

        8.04. GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Transaction Document:

        (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Transaction Document, unless caused by its own gross negligence or willful misconduct.

        (b) The Agent shall not be responsible for (i) the execution (other than its own), delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Transaction Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Transaction Document which is made or issued by any Person other than the Agent, (iii) any failure of any Credit Party or Bank to perform any of their respective obligations under this Agreement or any other Transaction Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Transaction Documents or otherwise from time to time.

        (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Transaction Document on the part of any Credit Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Credit Party or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

        (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Transaction Document to be furnished by the Agent to such Bank.

        8.05. ADMINISTRATION BY THE AGENT.

        (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Transaction Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

        (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Credit Party), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

        (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Transaction Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Credit Party or Bank, such matter may be established by a certificate of such Credit Party or Bank, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Transaction Document).

        (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

        (e) The Agent may perform any of its duties under this Agreement or any other Transaction Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

        (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Bank or any Credit Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Bank.

        8.06. BANK NOT RELYING ON AGENT OR OTHER BANKS. Each Bank acknowledges as follows: (a) neither the Agent nor any other Bank has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Bank shall be deemed to constitute any representation or warranty by the Agent or such other Bank to it; (b) it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Transaction Documents; and (c) it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Transaction Documents.

        8.07. INDEMNIFICATION. Each Bank agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Credit Party and without limitation of the obligations of the Credit Parties to do so), ratably in accordance with their respective Letter of Credit Participating Interests, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which a Letter of Credit directly or indirectly relates, PROVIDED that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand, and to the extent that any Bank fails to pay any such amount after a proper demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 360 days and actual days elapsed) which for each day shall be equal to 2% over the interest rate per annum announced by the Federal Reserve Bank of New York or otherwise determined by the Agent to be applicable for such day to overnight federal funds transactions arranged by federal funds brokers on the previous trading day.

        8.08. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its commitments hereunder and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Transaction Document as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Credit Party and any stockholder, subsidiary or affiliate of any Credit Party, as though the Agent were not the Agent hereunder.

        8.09. SUCCESSOR AGENT. The Agent may resign at any time by giving 10 days' prior written notice thereof to the Banks and the Account Parties. The Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to the Agent, the other Banks and the Account Parties. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Transaction Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to the Agent shall be given to each Bank, and all payments to be made to the Agent shall be made directly to the Account Parties or Bank for whose account such payment is made.

        8.10. ADDITIONAL AGENTS. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Banks, the Agent and the Account Parties shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with such powers of the Agent as may be provided in such supplemental agreement and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Transaction Document.

        8.11. CALCULATIONS. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Account Party, to recover such amount from the appropriate Account Party.

        8.12. AGENT'S FEE. Each Account Party agrees to pay to the Agent, for its individual account, a nonrefundable Agent's fee in an amount and at such time or times as the Agent and XL Capital have heretofore agreed.


                                   ARTICLE IX

                                  MISCELLANEOUS

        9.01. NO IMPLIED WAIVER ETC. No delay or failure of the Agent or any Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agent and the Banks are cumulative and not exclusive of any rights or remedies which, it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of the Agent or a Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

        9.02. SET-OFF. In case any one or more of the Events of Default described in Article VII hereof shall occur, each Bank shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of its interests in any Letter of Credit Reimbursement Obligations any debt owing by such Bank to the applicable Credit Party, including without limitation any funds in any deposit account maintained by such Credit Party with such Bank, and such Bank shall have and there is hereby created in favor of such Bank a security interest in all deposit accounts maintained by such Credit Party with such Bank, subject to Liens permitted under 6.03(f). Any sums obtained by any Bank by way of counterclaim, set-off, banker's lien or other lien for application upon any Letter of Credit Reimbursement Obligation shall be shared pro rata with the other Banks. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

        9.03. SURVIVAL OF PROVISIONS. Each of the representations, warranties, covenants and agreements of the Credit Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, and the issuance of any Letter of Credit hereunder.

        9.04. EXPENSES AND FEES; INDEMNITY.

        (a) Each Account Party agrees to pay or cause to be paid and to save the Agent and (in the case of clause (iii) below) each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent or such Bank from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Transaction Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Transaction Document, and
(iii) the enforcement or preservation of rights under this Agreement or any Transaction Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of any other amount owing hereunder or thereunder by the Agent or any Bank and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Transaction Documents. Notwithstanding the foregoing, an Account Party shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks. Each Account Party hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Transaction Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and an Account Party agrees to save the Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees.

        (b) Each Account Party hereby agrees to reimburse and indemnify the Agent and each Bank (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Transaction Document, any transaction from time to time contemplated hereby or thereby, or any transaction to which any Letter of Credit directly or indirectly relates (and without in any way limiting the generality of the foregoing, including any violation or breach of any Law by any Credit Party or any exercise by the Agent or any Bank of any of its rights or remedies under this Agreement or any other Transaction Document; any breach of any representation or warranty, covenant or agreement of any Credit Party); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Account Parties under this Section 9.04, or any other indemnification obligation of the Account Parties hereunder or under any other Transaction Document, are unenforceable for any reason, the Account Parties hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law. Notwithstanding the foregoing, an Account Party shall not be required to pay costs and expenses of a Bank (in its capacity as such) which were incurred by such Bank in connection with any litigation, proceeding or other dispute relating solely to a claim made against such Bank by one or more of the other Banks.

        9.05. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        9.06. HOLIDAYS. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania or Bermuda, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

        9.07. NOTICES, ETC. Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed, if to a Bank, at such Bank's address on the signature pages hereof, if to the Agent at One Mellon Center, Room 4401, Pittsburgh, Pennsylvania 15258, Attention: Karla Maloof, fax no. (412) 234-8087; if to the Issuing Bank at Mellon Client Service Center, 500 Ross St., Room 0860, Pittsburgh, Pennsylvania 15262-0001, Attention: Letter of Credit Administration, with a copy to Loan Products Department, Global Insurance Group, Room 4401, One Mellon Center, Pittsburgh, Pennsylvania 15258, Attention:
Karla Maloof; and if to any Credit Party, to XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11 Bermuda, Attn: Roddy Gray, fax no. (441) 296-6399, with a copy to Paul Giordano, Esq., at the same address, fax no. (441) 295-4867, or in accordance with the latest unrevoked written direction from any party to the other parties hereto. For the purposes of both receiving information from the Agent or any Bank or providing information to the Agent or any Bank, XL Capital shall act as the agent for each other Credit Party.

        9.08. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR ANY OTHER MATTER RELATED THERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO ANY GENERAL RIGHT OF APPEAL. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS PROVIDED IN THIS AGREEMENT.

        9.09. WAIVER OF JURY TRIAL. TO THE EXTENT LITIGATION HEREUNDER IS BROUGHT BEFORE A COURT IN THE UNITED STATES, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISIONS OF EACH OTHER DOCUMENT RELATED HERETO TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT

FOR THE AGENT AND EACH BANK ENTERING INTO THIS AGREEMENT AND RELATED AGREEMENTS.

        9.10. GOVERNING LAW. This Agreement and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the State of New York without giving effect to conflict of laws principles other than Section 5-1401 of its General Obligations Laws.

        9.11 VALIDITY AND ENFORCEABILITY. If any stamp tax, levy, duty or fee is imposed or payable in respect to this Agreement or the transaction contemplated hereby or is necessary or advisable to ensure the legality, validity or enforceability of the documents in this transaction, the Account Parties shall promptly pay such stamp tax, levy, duty or fee. No government approval or consent is necessary for the execution, delivery and performance of the transactions contemplated under this Agreement.

        9.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one (1) and the same instrument.

        9.13. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

        (a) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Account Parties, the Banks, the Agent, and their respective successors and assigns, except that no Credit Party may assign or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of the Agent and all of the Banks, and any purported assignment without such consent shall be void.

        (b) PARTICIPATIONS. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in a portion of its rights and obligations under this Agreement and the other Transaction Documents (including, without limitation, all or a portion of its Letter of Credit Commitment and Letter of Credit Interests); PROVIDED, that

                (i) any such participation sold to a Participant which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Capital and the Agent, unless an Event of Default has occurred and is continuing, in which case the consent of XL Capital shall not be required,

                (ii) any such Bank's obligations under this Agreement and the other Transaction Documents shall remain unchanged,

                (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

                (iv) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Transaction Documents,

                (v) such Participant shall be bound by the provisions of Section
        9.18 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

                (vi) no Participant (unless such Participant is an affiliate of such Bank, or is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Transaction Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c), (d) or
        (e) of Section 9.14 hereof, and

                (vii) a Participant shall have the right to vote regarding amendments to this Agreement only in connection with amendments which effect changes in the amount of Letter of Credit Commitments, Letter of Credit Interests, fees payable hereunder and the Expiration Date.

Each Account Party agrees that any such Participant shall be entitled to the benefits of Sections 2.09 and 9.04 with respect to its participation in the Commitments and the Letters of Credit outstanding from time to time; PROVIDED, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

        (c) ASSIGNMENTS. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and under any Letter of Credit to which it is a party (if such Letter of Credit permits such assignment or the beneficiary consents thereto) and under the other Transaction Documents (including, without limitation, all or any portion of its Letter of Credit Commitments and Letter of Credit Interests) to any Bank, any affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); provided, that

                (i) any such assignment to a Purchasing Bank which is not a Bank, an affiliate of a Bank or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Capital and the Issuing Bank, unless an Event of Default has occurred and is continuing or exists, in which case the consent of XL Capital shall not be required,

                (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Transaction Documents, such assignment shall be in a minimum aggregate principal amount of $10,000,000 of the Letter of Credit Commitments and Letter of Credit Interests then outstanding,

                (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement and the other Transaction Documents, and

                (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of EXHIBIT B to this Agreement, duly completed (a "Transfer Supplement").

                In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause
        (i) of the preceding sentence) with respect to such assignment, and a processing and recording fee of $2,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement; PROVIDED, HOWEVER, that no such processing and recording fee shall be due if such assignment is to an affiliate of a Bank or a Federal Reserve Bank . Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Office on the Transfer Effective Date specified in such Transfer Supplement.

                (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Bank hereunder, and

                (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

        (d) REGISTER. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Letter of Credit Commitment of, and the amount of the Letter of Credit Interests of, each Bank from time to time. The entries in the Register shall be conclusive absent manifest error and the Account Parties, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by any Account Party or any Bank at any reasonable time and from time to time upon reasonable prior notice.

        (e) FINANCIAL AND OTHER INFORMATION. Each Credit Party authorizes the Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Credit Parties and their affiliates which has been or may be delivered to such Person by or on behalf of the Credit Parties in connection with this Agreement or any other Transaction Document or such Person's credit evaluation of the Credit Parties and their affiliates. At the request of any Bank, a Credit Party, at such Credit Party's expense, shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement.

        9.14. AMENDMENTS AND WAIVERS. Neither this Agreement nor any Transaction Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Agent and the Credit Parties may from time to time amend, modify or supplement the provisions of this Agreement or any other Transaction Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of any Credit Party, the Agent or any Bank. Any such amendment, modification or supplement made by the Credit Parties and the Agent in accordance with the provisions of this Section shall be binding upon the Credit Parties, each Bank and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so directed, PROVIDED, that no such amendment, modification or supplement may be made which will:

        (a) Increase the Letter of Credit Committed Amount of any Bank over the amount thereof then in effect, or extend the Expiration Date, without the written consent of each Commitment Bank affected thereby;

        (b) Reduce the amount of or postpone the date for payment of any Commitment Fee or Letter of Credit Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Transaction Document, without the written consent of each Bank affected thereby;

        (c) Change the definition of "Required Banks" or amend this Section 9.14, without the written consent of all the Banks;

        (d) Amend or waive any of the provisions of Article VII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

        (e) Amend or waive any of the provisions of Article X or release any Guarantor from its obligations hereunder without the written consent of all the Banks; or

        (f) Amend the definition of Qualifying Securities or of Required Qualifying Securities (as each such term is defined herein and in the Pledge Agreement) or release all or (except in accordance with the terms of the Pledge Agreement) any material part of the Collateral under the Pledge Agreement or release XL Re, XL Europe and XL Investments from all of their respective obligations as the Grantors thereunder, without the written consent of all of the Banks;

and PROVIDED FURTHER, that Transfer Supplements may be entered into in the manner provided in Section 9.13 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto. Implementation of a Future Collateral Allocation Transaction (as defined in Section 8.01(b) hereof) shall require the consent of the Required Banks, the Issuing Bank and the Agent, but shall not require the consent of all of the Banks. Notwithstanding the foregoing, in connection with a Permitted Intercompany Transfer (as defined in the Pledge Agreement), (x) the Pledge Agreement may be amended to add an Additional Pledgor (as defined in the Pledge Agreement) as a party thereto as contemplated by the Pledge Agreement, (y) the Agent may sign on behalf of the Banks a new pledge agreement with an Additional Pledgor as contemplated by the Pledge Agreement and (z) the Agent may sign on behalf of the Banks a new custodian's acknowledgement with the Custodian and an Additional Pledgor as contemplated by the Pledge Agreement, in each case without the consent of the Required Banks.

        9.15. JUDGMENT CURRENCY. In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Banks, the Agent or any of them under this Agreement or any other Transaction Document or for the payment of damages in respect of any breach of this Agreement or any other Transaction Document or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "Judgment Currency") other than Dollars the party against whom the judgment or order is made shall indemnify and hold the Banks and the Agent harmless against any deficiency in terms of Dollars in the amounts received by the Banks or the Agent, as the case may be, arising or resulting from any variations as between (i) the exchange rate at which Dollars are converted into the Judgment Currency for the purposes of such judgment or order and (ii) the exchange rate at which each Bank or the Agent, as the case may be, is able to purchase Dollars with the amount of the Judgment Currency actually received by such Bank or the Agent, as the case may be, on the date of such receipt. The indemnity in this section shall constitute a separate and independent obligation from the other obligations of the Account Parties hereunder and shall apply irrespective of any indulgence granted by the Banks.

        9.16. RECORDS. The amount of outstanding Letters of Credit, each Bank's Letter of Credit Committed Amount and the accrued and unpaid Commitment Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

        9.17 CONFIDENTIALITY. Each of the Agent and the Banks agree to keep confidential any information relating to the Credit Parties received by it pursuant to or in connection with this Agreement which is (a) information which the Agent and the Banks reasonably expect that the applicable Credit Party would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; provided, however, that this Section 9.17 shall not be construed to prevent the Agent or any Bank from disclosing such information (i) to any affiliate that shall agree in writing for the benefit of the Credit Parties to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency of competent jurisdiction, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Bank which request or demand has the force of Law or is made by a bank regulatory agency, (iv) that has been publicly disclosed, other than from a breach of this provision by the Agent or any Bank, (v) that has been obtained from any person that is neither a party to this Agreement nor an affiliate of any such party, but only to the extent that such Bank does not know or have reason to know that such disclosure violates a confidentiality agreement between such person and the applicable Credit Party (vi) in connection with the exercise of any right or remedy hereunder or under any other Transaction Document, (vii) as expressly contemplated by this Agreement or any other Transaction Document or
(viii) to any prospective purchaser of all or any part of the interest of any Bank which shall agree in writing for the benefit of the Credit Parties to be bound by the obligation of confidentiality in this Agreement or the other Transaction Documents if such prospective purchaser is a financial institution or has been consented to by the Account Parties, which consent will not be withheld if such purchaser is not a competitor of any Account Party or an affiliate of a competitor of any Account Party.

        9.18. SHARING OF COLLECTIONS. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of any Obligation contemplated by this Agreement or the other Transaction Documents to be made by an Account Party pro rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 9.18 so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable Obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank making such purchase. The Account Parties hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section 9.18 as fully as if it were a Bank hereunder."


                                    ARTICLE X

                                    GUARANTEE

        10.01. THE GUARANTEE. Each of the Guarantors hereby irrevocably, unconditionally and absolutely guarantees as of the Effective Date to the Agent and the Banks, and becomes surety for, the prompt payment of the Obligations of the Account Parties (the "Guaranteed Obligations") in full when due (whether at stated maturity, by acceleration, or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees, as a primary obligor, that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, by acceleration, or otherwise and whether or not such payments would not be permitted under any applicable bankruptcy or similar law), the Guarantor will promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law, including the insolvency laws, relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law.

        10.02. OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor under this Article are irrevocable, absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Account Party, for amounts paid under this Article X until such time as the Banks have been paid in full, no Letter of Credit is outstanding, the Letter of Credit Commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from any Bank in connection with monies received under the Transaction Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain irrevocable, absolute and unconditional as described above:

                (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                (iv) any Lien granted to, or in favor of, the Agent or any Bank as security for any of the Guaranteed Obligations shall be void or voidable, or shall fail to attach or be perfected or the Agent or any Bank shall fail to realize on any collateral security; or

                (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Agents, the Banks or any of them exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. This is a guarantee of payment and not merely of collection.

        10.03. REINSTATEMENT. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, receivership, or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and the Banks on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any Bank in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency, receivership, reorganization or similar law.

        10.04. REMEDIES. Each Guarantor agrees that, to the fullest extent permitted by applicable law, as between such Guarantor, on the one hand, and the Agent and the Banks, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.01 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.01) for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed

Obligations from becoming automatically due and payable) as to any other Person and that, in the event of such declaration (or Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for purposes of said Section 10.01.

        10.05. CONTINUING GUARANTEE. The guarantee in this Article is a continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

        10.06. NO RESTRICTIONS. Except for restrictions under the Transaction Documents, no Guarantor shall be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Guarantor, or otherwise) on the right of such Guarantor from time to time to (x) pay any indebtedness, obligations or liabilities from time to time owed to any Account Party, (y) make loans or advances to any Account Party, or (z) transfer any of its properties or assets to any Account Party.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

EXECUTED AS A DEED BY XL CAPITAL LTD,
AS AN ACCOUNT PARTY AND A GUARANTOR

By:     /s/ BRIAN M. O'HARA
      ----------------------------------------------------------
       (Signature)
Name:   BRIAN M. O'HARA
      ----------------------------------------------------------
Title:  PRESIDENT & CEO
      ----------------------------------------------------------

By:     /s/ JERRY M. DE ST. PAER
      ----------------------------------------------------------
        (Signature)
Name:   JERRY M. DE ST. PAER
      ----------------------------------------------------------
Title:  EVP & CEO
      ----------------------------------------------------------

X.L. AMERICA, INC., AS AN ACCOUNT PARTY AND A GUARANTOR

By:     /s/ MARTHA G. BANNERMAN
      ----------------------------------------------------------
           (Signature)
Name:       MARTHA G. BANNERMAN
      ----------------------------------------------------------
Title:      EVP & GENERAL COUNSEL
      ----------------------------------------------------------

GIVEN UNDER THE COMMON SEAL OF                                            (Seal)
XL EUROPE LTD,
AS AN ACCOUNT PARTY AND A GUARANTOR

/s/ DERMOT J. O'DONOHOE
----------------------------------------------------------------
Director

/s/ FIONA MULDOON
--------------------------------------------------------------
Director/secretary

XL INSURANCE (BERMUDA) LTD, AS AN ACCOUNT PARTY AND A GUARANTOR

By:     /s/ CHRISTOPHER COELHO
      ----------------------------------------------------------
        (Signature)
Name:   CHRISTOPHER COELHO
      ----------------------------------------------------------
Title:  SVP, CFO
      ----------------------------------------------------------


Signature page to Letter of Credit Facility and Reimbursement Agreement

XL RE LTD, AS AN ACCOUNT PARTY AND A GUARANTOR

By:     /s/ HENRY C.V. KEELING
      ----------------------------------------------------------
        (Signature)
Name:   HENRY C.V. KEELING
      ----------------------------------------------------------
Title:  PRESIDENT & CEO
      --------------------------------------------------------


Signature page to Letter of Credit Facility and Reimbursement Agreement

MELLON BANK, N.A., AS A BANK, AS ISSUING BANK, AS ARRANGER AND AS AGENT


By:     /s/ CARRIE BURNHAM
      --------------------------------------------------------
        (Signature)
Name:   CARRIE BURNHAM
      --------------------------------------------------------
Title:  ASSISTANT VICE PRESIDENT
      --------------------------------------------------------

Notice Address:

Loan Products Department
Global Insurance Group
One Mellon Center, Room 4401
Pittsburgh, PA 15258
Attn:  Karla Maloof

Telephone: (412) 234-7112
Facsimile: (412) 234-8087

with a copy to:
Mellon Client Service Center
500 Ross St., Room 0860
Pittsburgh, PA 15262-0001
Attn: Letter of Credit Administration

Telephone: (412) 234-6408
          ------------------------
Facsimile: (412) 234-2733
          ------------------------


Signature page to Letter of Credit Facility and Reimbursement Agreement

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH,
AS A BANK


By:  /s/ SEN LOUIE
   -----------------------------------------------------------
     Sen Louie
     Assistant Vice President


By:  /s/ THOMAS R. RIPPSTEIN
   -----------------------------------------------------------
     Thomas Rippstein
     Assistant Vice President

Notice Address:

45 EAST 53RD STREET
--------------------------------------------------------------
NEW YORK, NY 10022
--------------------------------------------------------------

--------------------------------------------------------------
Attn:  JORGE SAAVEDRA / SEN LOUIE
     ---------------------------------------------------------

Telephone:  212-350-3624
Facsimile:  212-350-3602


Initial Letter of Credit Committed Amount:  $50,000,000


Signature page to Letter of Credit Facility and Reimbursement Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, AS A BANK


By:    /s/ RUTH LEUNG
      --------------------------------------------------------
Name:  RUTH LEUNG
      --------------------------------------------------------
Title: DIRECTOR
      --------------------------------------------------------

By:    /s/ CLINTON M. JOHNSON
      --------------------------------------------------------
Name:  CLINTON JOHNSON
      --------------------------------------------------------
Title: MANAGING DIRECTOR
      --------------------------------------------------------

Address for Notices:
DEUTSCHE BANK SECURITIES INC.
31 W. 52ND STREET
NEW YORK, NY 10019
Attn:  RUTH LEUNG

Telephone:  (212) 469-8650
            ------------------------
Facsimile:  (212) 469-8366
            ------------------------


Initial Letter of Credit Committed Amount: $50,000,000

Signature page to Letter of Credit Facility and Reimbursement Agreement